Exhibit 10.2

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                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of November 1, 2001

                                      Among

                         CONMED RECEIVABLES CORPORATION

                                    as Seller

                                       and

                               CONMED CORPORATION

                               as initial Servicer

                                       and

                             BLUE KEEL FUNDING, LLC

                              as Conduit Purchaser

                                       and

                               FLEET NATIONAL BANK

                             as Committed Purchaser

                                       and

                             FLEET SECURITIES, INC.

                                as Administrator


================================================================================




                                TABLE OF CONTENTS

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                                                                                                               Page
                                                   ARTICLE I

                                          PURCHASES AND REINVESTMENTS

SECTION 1.01.                Commitment to Purchase; Limits on Purchasers' Obligations............................2
SECTION 1.02.                Purchase Procedures; Assignment of Purchaser's Interests.............................2
SECTION 1.03.                Reinvestments of Certain Collections; Payment of Remaining Collections...............2
SECTION 1.04.                Asset Interest.......................................................................3
SECTION 1.05.                Voluntary Termination of Purchase and Reinvestment Obligations or
                             Reduction of Purchase Limit..........................................................4

                                                    ARTICLE II

                                                COMPUTATIONAL RULES

SECTION 2.01.                Computation of Capital...............................................................5
SECTION 2.02.                Computation of Concentration Limit...................................................5
SECTION 2.03.                Computation of Earned Discount.......................................................5
SECTION 2.04.                Estimates of Earned Discount Rate, Fees, Etc.........................................5

                                                    ARTICLE III

                                                    SETTLEMENTS

SECTION 3.01.                Settlement Procedures................................................................6
SECTION 3.02.                Deemed Collections; Reduction of Capital, Etc........................................8
SECTION 3.03.                Payments and Computations, Etc.......................................................9

                                                    ARTICLE IV

                                             FEES AND YIELD PROTECTION

SECTION 4.01.                Fees................................................................................10
SECTION 4.02.                Yield Protection....................................................................10
SECTION 4.03.                Funding Losses......................................................................12

                                                     ARTICLE V

                                              CONDITIONS TO PURCHASES

SECTION 5.01.                Conditions Precedent to Initial Purchase............................................12
SECTION 5.02.                Conditions Precedent to All Purchases and Reinvestments.............................14

                                                    ARTICLE VI

                                          REPRESENTATIONS AND WARRANTIES

SECTION 6.01.                Representations and Warranties of Seller............................................15
SECTION 6.02.                Representations and Warranties of Parent............................................18

                                                    ARTICLE VII

                                                 GENERAL COVENANTS

SECTION 7.01.                Affirmative Covenants...............................................................20
SECTION 7.02.                Reporting Requirements..............................................................22
SECTION 7.03.                Negative Covenants..................................................................24
SECTION 7.04.                Separate Existence..................................................................25

                                                   ARTICLE VIII

                                           ADMINISTRATION AND COLLECTION

SECTION 8.01.                Designation of Servicer.............................................................27
SECTION 8.02.                Duties of Servicer..................................................................28
SECTION 8.03.                Rights of the Administrator.........................................................30
SECTION 8.04.                Responsibilities of Seller..........................................................31
SECTION 8.05.                Further Action Evidencing Purchases and Reinvestments...............................31
SECTION 8.06.                Application of Collections..........................................................32

                                                    ARTICLE IX

                                                 SECURITY INTEREST

SECTION 9.01.                Grant of Security Interest..........................................................32
SECTION 9.02.                Further Assurances..................................................................33
SECTION 9.03.                Remedies............................................................................33

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                                                                                                               Page

                                                     ARTICLE X

                                                LIQUIDATION EVENTS

SECTION 10.01.               Liquidation Events..................................................................33
SECTION 10.02.               Remedies............................................................................35

                                                    ARTICLE XI

                                                 THE ADMINISTRATOR

SECTION 11.01.               Authorization and Action............................................................35
SECTION 11.02.               Administrator's Reliance, Etc.......................................................35
SECTION 11.03.               Fleet and Affiliates................................................................36

                                                    ARTICLE XII

                                        ASSIGNMENT OF PURCHASER'S INTEREST

SECTION 12.01.               Restrictions on Assignments.........................................................36
SECTION 12.02.               Rights of Assignee..................................................................37

                                                   ARTICLE XIII

                                                  INDEMNIFICATION

SECTION 13.01.               Indemnities.........................................................................37

                                                    ARTICLE XIV

                                                   MISCELLANEOUS

SECTION 14.01.               Amendments, Etc.....................................................................39
SECTION 14.02.               Notices, Etc........................................................................39
SECTION 14.03.               No Waiver; Remedies.................................................................40
SECTION 14.04.               Binding Effect; Survival............................................................40
SECTION 14.05.               Costs, Expenses and Taxes...........................................................40
SECTION 14.06.               No Proceedings; Limitations on Recourse.............................................40
SECTION 14.07.               Confidentiality of Program Information..............................................41
SECTION 14.08.               Confidentiality of Parent Information...............................................42
SECTION 14.09.               Captions and Cross References.......................................................44
SECTION 14.10.               Integration.........................................................................44
SECTION 14.11.               Governing Law.......................................................................44
SECTION 14.12.               Waiver Of Jury Trial................................................................44
SECTION 14.13.               Consent To Jurisdiction; Waiver Of Immunities.......................................44
SECTION 14.14.               Execution in Counterparts...........................................................45
SECTION 14.15.               No Recourse Against Other Parties...................................................45

                                   APPENDICES

APPENDIX A            Definitions


                                    SCHEDULES

SCHEDULE 6.01(m)      List of Offices of Seller where Records Are Kept

SCHEDULE 6.01(n)      List of Lock-Box Banks

SCHEDULE 7.01(g)      Description of Credit and Collection Policy

SCHEDULE 14.02        Notice Addresses


                                    EXHIBITS

EXHIBIT 1.02(a)            Form of Purchase Notice
EXHIBIT 3.01(a)            Form of Servicer Report
EXHIBIT 3.01(a)-W          Form of Weekly Report
EXHIBIT 5.01(f)            Form of Lock-Box Agreement
EXHIBIT 5.01(g)-1          Form of Enforceability/Perfection Opinion
EXHIBIT 5.01(g)-2          Form of True Sale/Substantive Consolidation Opinion

                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of November 1, 2001


         THIS IS A RECEIVABLES PURCHASE AGREEMENT, among CONMED RECEIVABLES CORPORATION, a New York corporation ("Seller"), CONMED CORPORATION, a New York corporation ("Parent"), as initial Servicer, BLUE KEEL FUNDING, LLC, a Delaware limited liability company (the "Conduit Purchaser"), FLEET NATIONAL BANK, a national banking association (together with any other financial institution hereafter party hereto, each a "Committed Purchaser", and collectively with the Conduit Purchaser, the "Purchasers") and FLEET SECURITIES, INC., a New York corporation ("Fleet Securities"), as administrator for Purchasers (in such capacity, the "Administrator"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.


                                   Background

         1. The Originators are engaged in the business of distribution and sale of medical devices, equipment and related products.

         2. Seller is a single purpose corporation formed for the purpose of purchasing, and accepting contributions of, Receivables generated by the Originators.

         3. Seller has, and expects to have, Pool Receivables in which Seller, subject to the terms and conditions of this Agreement, intends to sell an undivided interest. Seller has requested Purchasers, and Conduit Purchaser may (and if Conduit Purchaser does not, Committed Purchasers shall), subject to the terms and conditions contained in this Agreement, fund the purchase of such undivided interest, referred to herein as the Asset Interest, from Seller from time to time during the term of this Agreement.

         4. Seller and Purchasers also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

         5. Parent has been requested, and is willing, to act as initial
Servicer.

         6. Fleet Securities has been requested, and is willing, to act as the Administrator.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

         SECTION 1.01. Commitment to Purchase; Limits on Purchasers' Obligations. Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Termination Date, Seller may request that Administrator, for the benefit of Purchasers, purchase from Seller an undivided ownership interest in the Pool Assets (each being a "Purchase") and Conduit Purchaser may, in its sole discretion, fund each Purchase. If Conduit Purchaser elects not to fund such Purchase, each Committed Purchaser shall fund its Percentage of such Purchase, and the Administrator, for the benefit of Purchasers, shall make such Purchase with the proceeds of such funding by the Committed Purchasers; provided that no Purchase shall be funded by any Purchaser if, after giving effect thereto, either (a) the Capital after giving effect to such Purchase would exceed $50,000,000 (the "Purchase Limit"), as such Purchase Limit may be decreased from time to time as provided in Section 1.05, or (b) the Asset Interest would exceed 100% (the "Allocation Limit"); and provided further that each Purchase made pursuant to this Section 1.01 shall have a purchase price of at least $1,000,000.

         SECTION 1.02. Purchase Procedures; Assignment of Purchaser's Interests.

         (a) Notice of Purchase. Each Purchase from Seller shall be made on notice from Seller to the Administrator received by the Administrator not later than 11:00 a.m. (Boston, Massachusetts time) on the second Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.02(a) (each a "Purchase Notice"), and shall specify the desired amount and date of such Purchase, which shall be a Settlement Date.

         (b) Funding of Purchase. On the date of each Purchase, Conduit Purchaser (or, if Conduit Purchaser has elected not to fund such Purchase, each Committed Purchaser) shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Administrator at the Administrator's Office the amount of its Purchase in immediately available funds, and after receipt by the Administrator of such funds, the Administrator shall wire-transfer immediately available funds to an account designated by Seller in the related Purchase Notice.

         (c) Assignment of Asset Interest. Seller hereby sells, assigns and transfers to Administrator, for the benefit of Purchasers, the Asset Interest.

         SECTION 1.03. Reinvestments of Certain Collections; Payment of Remaining Collections. (a) As of the close of business on each day during the period from the date hereof to the Termination Date, Servicer shall, out of all Collections received on such day:

                  (i) determine the portion of Collections attributable on any day to the Asset Interest by multiplying (x) the amount of all Collections received on such day times (y) the Asset Interest;


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                  (ii) out of the portion of Collections allocated to the Asset
         Interest pursuant to clause (i), set aside and hold in trust for Purchasers an amount equal to the sum of the estimated amount of Earned Discount accrued in respect of the Capital (based on rate information provided by the Administrator pursuant to Section 2.04), the accrued Fees, all other amounts due to Purchasers, the Administrator, the Affected Parties or the Indemnified Parties hereunder (other than the Capital) and the Purchasers' Share of Servicer's Fee (in each case, accrued through such day) and not so previously set aside;

                  (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) and not set aside pursuant to clause (ii) to the purchase from Seller of ownership interests in Pool Assets (each such purchase being a "Reinvestment"); provided that (A) if there is an Excess Amount after giving effect to other Collections previously set aside pursuant to this clause (iii) and then so held, then Servicer shall not make a Reinvestment to such extent, but shall set aside and hold for the benefit of Purchasers, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the Excess Amount; and (B) if the conditions precedent to Reinvestment in Section 5.02 are not satisfied, then Servicer shall not reinvest any of such Collections;

                  (iv) pay to Seller (A) the portion of Collections not allocated to the Asset Interest pursuant to clause (i), less Seller's Share of Servicer's Fee accrued through such day, and (B) the Collections applied to Reinvestment pursuant to clause (iii); and

                  (v) out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i), pay to Servicer Seller's Share of Servicer's Fee accrued through such day.

         (b) Unreinvested Collections. Servicer shall set aside and hold in trust for the benefit of Purchasers all Collections which pursuant to clause
(ii) or (iii) of Section 1.03(a) may not be reinvested in Pool Assets; provided that unless the Administrator shall request it to do so in writing, Servicer shall not be required to hold Collections that have been set aside in a separate deposit account containing only such Collections. If, prior to the date when such Collections are required to be paid to the Administrator pursuant to
Section 3.01, the amount of Collections set aside pursuant to clause (iii) of
Section 1.03(a) exceeds the Excess Amount, if any, and the conditions precedent to Reinvestment set forth in Section 5.02 are satisfied, then Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

         SECTION 1.04. Asset Interest. (a) Components of Asset Interest. On any date the Asset Interest will represent Administrator's (for the benefit of Purchasers) combined undivided percentage ownership interest in (i) all then outstanding Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all of Seller's right and claims under the Purchase Agreement, (iv) all lock-boxes and lock-box or collection accounts into which Collections of Pool Receivables are or may be deposited, and all funds and investments therein, (v) all Collections with respect to, and other proceeds of, the foregoing and (vi) all books and records (including computer disks, tapes and software) evidencing or relating to any of the foregoing, in each case, whether now owned by Seller or hereafter acquired or arising, and wherever located (all of the foregoing, collectively referred to as "Pool Assets").

         (b) Computation of Asset Interest. On any date of computation, the Asset Interest will be equal to a percentage, expressed as the following fraction:

                                                         C
                                            --------------------------
                                                 NPB  x (1 - RRP)
where:

         C = the Capital on such date.

         RRP = the Required Reserve Percentage on such date.

         NPB  = the Net Pool Balance on such date;

provided, however, that from and after the Termination Date, the Asset Interest will be 100%.

         (c) Frequency of Computation. The Asset Interest shall be computed as of the Cut-Off Date for each Settlement Period. In addition, the Administrator may require Servicer to provide a Servicer Report for purposes of computing the Asset Interest as of any other date, and Servicer agrees to do so within two Business Days of its receipt of the Administrator's request in writing.

         SECTION 1.05. Voluntary Termination of Purchase and Reinvestment Obligations or Reduction of Purchase Limit. Seller may, upon at least 60 days' prior written notice to the Administrator, either (a) terminate Conduit Purchaser's option to fund, and each Committed Purchaser's commitment to make, Purchases and Reinvestments hereunder, or (b) reduce the Purchase Limit to an amount not less than $25,000,000; provided, however, that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $1,000,000 or an integral multiple thereof, and (ii) after giving effect to such reduction, the Capital will not exceed the Purchase Limit as so reduced. Any such reduction of the Purchase Limit shall reduce each Committed Purchaser's Commitment on a pro rata basis. The Purchase Limit may be increased upon the request of Seller and the written consent of the Administrator and each Purchaser thereto, which consent may be granted or withheld in their sole discretion and may be subject to such conditions as they may require.


                                   ARTICLE II

                               COMPUTATIONAL RULES

         SECTION 2.01. Computation of Capital. In making any determination of Capital, the following rules shall apply:

                  (a) Capital shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrator pursuant hereto for application to the Capital; and

                  (b) Capital shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

         SECTION 2.02. Computation of Concentration Limit. In the case of any Obligor that is (a) a Subsidiary of any other Obligor, (b) a parent of any other Obligor, or (c) a Subsidiary of the same parent as any other Obligor, the Concentration Limit and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

         SECTION 2.03. Computation of Earned Discount. In making any determination of Earned Discount, the following rules shall apply:

                  (a) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by Applicable Law; and

                  (b) Earned Discount for any period shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

         SECTION 2.04. Estimates of Earned Discount Rate, Fees, Etc. For purposes of determining the amounts required to be set aside by Servicer pursuant to Section 1.03, the Administrator shall notify Servicer from time to time of the Earned Discount Rate applicable to the Capital and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) the Earned Discount Rate may change from time to time, (ii) certain rate information provided by the Administrator to Servicer shall be based upon the Administrator's good faith estimate, (iii) the amount of Earned Discount actually accrued with respect to the Capital during any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of fees or other payables accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator with respect to such accrued amount, as and to the extent provided in Section 3.01.

                                   ARTICLE III

                                   SETTLEMENTS

         SECTION 3.01.     Settlement Procedures.

         The parties hereto will take the following actions with respect to each Settlement Period:

                  (a) Servicer Report; Weekly Report. On or before the tenth
         (10th) calendar day (or if such day is not a Business Day, the next succeeding Business Day) of each month prior to the Final Payout Date (each, a "Reporting Date"), Servicer shall deliver to the Administrator a report containing the information described in Exhibit 3.01(a) (each, a "Servicer Report"). On or before the close of business on each Tuesday (or if such day is not a Business Day, the next succeeding Business Day) prior to the Final Payment Date, Servicer shall deliver to the Administrator a report for the immediately preceding calendar week containing the information described in Exhibit 3.01(a)-W (each, a "Weekly Report").

                  (b) Earned Discount; Other Amounts Due. Two Business Days prior to each Reporting Date, the Administrator shall notify Servicer of (i) the amount of Earned Discount that will have accrued in respect of the Capital as of the next Settlement Date and (ii) all Fees and other amounts that will have accrued and be payable by Seller under this Agreement on the next Settlement Date (other than Capital).

                  (c) Settlement Date Procedure - Reinvestment Period. On the second Business Day after each Reporting Date (each, a "Settlement Date") prior to the Termination Date, Servicer shall distribute from Collections set aside pursuant to Sections 1.03(a)(ii) and (iii) during the immediately preceding Settlement Period the following amounts in the following order:

                           (1) to the Administrator, an amount equal to the
                  Earned Discount accrued during such Settlement Period, plus any previously accrued Earned Discount not paid on a prior Settlement Date, which amount shall be distributed by the Administrator to each Purchaser for application to the accrued Earned Discount with respect to such Purchaser's Capital;

                           (2) to the Administrator, an amount equal to the
                  Program Fee and Commitment Fee accrued during such Settlement Period, plus any previously accrued Program Fee and Commitment Fee not paid on a prior Settlement Date;

                           (3) to Servicer, if Servicer is not Parent, an amount
                  equal to the Purchasers' Share of Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of Servicer's Fee not paid on a prior Settlement Date (it being understood that so long as Servicer is Parent, no amount shall be distributed pursuant to this clause (3));

                           (4) to the Administrator, an amount equal to the
                  Excess Amount, if any, which amount shall be distributed by the Administrator to each Purchaser, based upon such Purchaser's Funded Percentage, for application to such Purchaser's outstanding Capital;

                           (5) to the Administrator, all other amounts (other
                  than Capital) then due under this Agreement to the Administrator, the Purchasers, the Affected Parties or the Indemnified Parties;

                           (6) to Servicer, if Servicer is Parent, an amount
                  equal to the Purchasers' Share of Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of Servicer's Fee not paid on a prior Settlement Day (it being understood that so long as Servicer is not the Parent, no amount shall be distributed pursuant to clause (6)); and

                           (7) to Seller, any remaining amounts.

                  (d) Settlement Date Procedure - Liquidation Period. On each Settlement Date occurring after the Termination Date, Servicer shall distribute from Purchasers' Share of Collections received, or deemed received pursuant to Section 3.02, during the immediately preceding Settlement Period the following amounts in the following order:

                           (1) to the Administrator, an amount equal to the
                  Earned Discount accrued during such Settlement Period, plus any previously accrued Earned Discount not paid on a prior Settlement Date, which amount shall be distributed by the Administrator to each Purchaser for application to the accrued Earned Discount with respect to such Purchaser's Capital;

                           (2) to the Administrator, an amount equal to the
                  Program Fee and Commitment Fee accrued during such Settlement Period, plus any previously accrued Program Fee and Commitment Fee not paid on a prior Settlement Date;

                           (3) to Servicer, if Servicer is not Parent, an amount
                  equal to the Purchasers' Share of Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of Servicer's Fee not paid on a prior Settlement Date (it being understood that so long as Servicer is Parent, no amount shall be distributed pursuant to this clause (3));

                           (4) to the Administrator, an amount equal to the
                  remaining Purchasers' Share of Collections until the Capital is reduced to zero, which amount shall be distributed by the Administrator to each Purchaser, based upon such Purchaser's Funded Percentage, for application to such Purchaser's outstanding Capital;

                           (5) to the Administrator, all other amounts (other
                  than Capital) then due under this Agreement to the Administrator, the Purchasers, the Affected Parties or the Indemnified Parties;

                           (6) to Servicer, if Servicer is Parent, an amount
                  equal to the Purchasers' Share of Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of Servicer's Fee not paid on a prior Settlement Date (it being understood that so long as Servicer is not the Parent, no amount shall be distributed pursuant to clause (6)); and

                           (7) to Seller, any remaining amounts.

                  (e) Delayed Payment. If on any day described in this Section 3.01, because Collections during the relevant Settlement Period were less than the aggregate amounts payable, Servicer does not make any payment described in clauses (1) through (6) of Section 3.01(c) or (d), as applicable, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

         SECTION 3.02.     Deemed Collections; Reduction of Capital, Etc.

         (a)      Deemed Collections.  If

                  (i) a Dilution occurs or the Unpaid Balance of any Pool Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Servicer Report for any other reason, or

                  (ii) any of the representations or warranties of Seller set forth in Section 6.01(k) or (o) with respect to any Pool Receivable were not true when made with respect to any Pool Receivable, or any of the representations or warranties of Seller set forth in Section 6.01(k) are no longer true with respect to any Pool Receivable, or

                  (iii) without duplication, Seller receives a Deemed Collection pursuant to the Purchase Agreement,

then, on the next succeeding Settlement Date (or, if earlier, on the date an Originator pays a Deemed Collection pursuant to the Purchase Agreement), Seller shall be deemed to have received a Collection of such Pool Receivable

                  (I) in the case of clause (i) above, in the amount of such Dilution or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                  (II) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Pool Receivable; and

                  (III) in the case of clause (iii) above, in the amount of such Deemed Collection.

         (b) Seller's Optional Reduction of Capital. Seller may at any time elect to reduce the Capital as follows:

                  (i) Seller shall give the Administrator at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.03 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                  (iii) Servicer shall hold such Collections in trust for Purchasers, pending payment to the Administrator on the next Settlement Date, as provided in Section 1.03;

provided that,

                  (A) the amount of any such reduction shall be not less than $1,000,000, and the Capital after giving effect to such reduction shall be not less than $25,000,000 (unless Capital shall thereby be reduced to zero), and

                  (B) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period.

         SECTION 3.03.     Payments and Computations, Etc.

         (a) Payments. All amounts to be paid or deposited by Seller or Servicer to the Administrator hereunder shall be paid or deposited in accordance with the terms hereof no later than 10:00 a.m. (Boston, Massachusetts time) on the day when due in lawful money of the United States of America in immediately available funds to the Administrator at ABA# 011 000 138, account # 940 518 9033; attention: Blue Keel.

         (b) Late Payments. Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Administrator, interest on all amounts not paid or deposited when such amount is due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law.


         (c) Method of Computation. All computations of interest, Earned Discount and any fees payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

                                  ARTICLE IV

                            FEES AND YIELD PROTECTION

         SECTION 4.01. Fees. Seller shall pay to the Administrator and Purchasers the fees in the amounts and at the times set forth in the fee letter, dated as of the date hereof, among the Administrator, Parent and Seller (as amended or supplemented from time to time, the "Fee Letter").

         SECTION 4.02.     Yield Protection.

         (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

                  (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Capital or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for franchise taxes or changes in the rate of tax on the net income of such Affected Party imposed by any jurisdiction); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit, compulsory loan or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party, but excluding any reserve, special deposit or similar requirement included in the determination of Earned Discount; or

                  (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

                  (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

                  (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is

                  (x) to increase the cost to or to impose a cost on an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Program Agreement, or any commitment of such Affected Party with respect to any of the foregoing,

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under any Program Agreement with respect thereto, or

                  (z) to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under any Program Agreement or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for, calculation of, and amount of such additional costs or reduced amount receivable; provided, however, that no Affected Party shall be required to disclose any confidential or tax planning information in any such statement), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction, but without duplication of any other similar additional amounts due under any other Program Agreement.

         (b) Seller shall not be required to compensate an Affected Party pursuant to this Section 4.02 for any amounts incurred more than twelve (12) months prior to the date such Affected Party notifies Seller of such Affected Party's intention to claim compensation therefor, provided that, if the circumstances giving rise to such claim have a retroactive effect, then such twelve (12) month period shall be extended to include the period of such retroactive effect.

         (c) In determining any amount provided for or referred to in this
Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Seller a statement as to such increased cost or reduced return (including reasonable calculations and an explanation in connection therewith), which statement shall, in the absence of manifest error, be conclusive and binding upon Seller.

         SECTION 4.03. Funding Losses. In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make or maintain any funding with respect to the Asset Interest) as a result of (i) any settlement with respect to any portion of Capital funded by such Affected Party being made on any day other than the scheduled last day of an applicable Settlement Period with respect thereto, (ii) any Purchase not being made in accordance with a request therefor under Section 1.02, or (iii) any reduction in the Capital that was funded on the date of the initial Purchase prior to the Settlement Date occurring in January of 2002, then, upon demand by the Administrator to Seller, Seller shall pay to the Administrator for the account of such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon Seller.


                                    ARTICLE V

                             CONDITIONS TO PURCHASES

         SECTION 5.01. Conditions Precedent to Initial Purchase. The initial Purchase hereunder is subject to the condition precedent that the Administrator shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Administrator:

                  (a) Good standing certificates for each of Parent, each Originator and Seller issued by the Secretaries of State of the jurisdiction of its incorporation and its principal place of business;

                  (b) A certificate of the Secretary or Assistant Secretary of each of Seller, each Originator and Parent certifying (i) a copy of the resolutions of its Board of Directors approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby; (ii) the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and each Purchaser may conclusively rely until such time as the Administrator shall receive from Seller, such Originator or Parent, as the case may be, a revised certificate meeting the requirements of this subsection (b)); (iii) a copy of its by- laws; and (iv) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents to which such Person is a party;

                  (c) The Certificate of Incorporation or Articles of Incorporation, as applicable, of each of Seller, each Originator and Parent, duly certified by the Secretary of State of the jurisdiction of its incorporation, as of a recent date;

                  (d) Acknowledgment copies, or time stamped receipt copies, of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Purchase, naming (i) each Originator as a debtor and seller of Receivables, Seller as the secured party and purchaser and Administrator, for the benefit of Purchasers, as the assignee and (ii) Seller as the debtor and seller of Receivables or an undivided interest therein and Administrator, for the benefit of Purchasers, as the secured party and purchaser, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Seller's and Purchasers' interests in the Pool Assets;

                  (e) A search report provided in writing to and approved by the Administrator listing all effective financing statements that name any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Pool Assets, unless executed termination statements and/or partial releases with respect thereto have been delivered to the Administrator), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Administrator showing no evidence of such liens filed against any Originator;

                  (f) Duly executed copies of the Lock-Box Agreements with the Lock-Box Banks (other than a Lock-Box Agreement with Royal Bank of Canada);

                  (g) Opinions of (i) Sullivan & Cromwell, counsel to Parent, the Originator and Seller, in substantially the forms of Exhibits 5.01(g)-1 and 5.01(g)-2, respectively and (ii) special Florida and Canadian counsel reasonably satisfactory to the Administrator covering such matters as the Administrator may request;

                  (h) Such powers of attorney as the Administrator shall reasonably request to enable the Administrator to collect all amounts due under any and all Pool Assets;

                  (i) A pro forma Servicer Report, prepared in respect of the proposed initial Purchase, assuming a Cut-Off Date of September 30, 2001;

                  (j) Satisfactory results of a review and audit, conducted by Fleet Securities, of Parent's collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Parent's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial Purchase;

                  (k) Evidence of payment of Seller by all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, together with attorneys' fees of the Administrator to the extent invoiced at least two Business Days prior to such date, including any such costs, fees and expenses arising under or referenced in Section 14.05;

                  (l) The Liquidity Agreement, duly executed by Purchaser, the Liquidity Agent and each Liquidity Bank; and

                  (m) The Purchase Agreement, duly executed by each Originator and Seller, and a copy of all documents required to be delivered thereunder.

         SECTION 5.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder, shall be subject to the further conditions precedent that:

                  (a) in the case of each Purchase, Servicer shall have delivered to the Administrator on or prior to such Purchase, in form and substance reasonably satisfactory to the Administrator, a completed Servicer Report with respect to the immediately preceding calendar month, dated within two (2) Business Days prior to the date of such Purchase, together with such additional information as may be reasonably requested by the Administrator; and

                  (b) on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

                           (i) the representations and warranties contained in
                  Article VI are correct on and as of such day in all material respects as though made on and as of such day and shall be deemed to have been made on such day (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date),

                           (ii) no event has occurred and is continuing, or
                  would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

                           (iii) after giving effect to each proposed Purchase
                  or Reinvestment, Capital will not exceed the Purchase Limit and the Asset Interest will not exceed the Allocation Limit, and

                           (iv) the Termination Date shall not have occurred;

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.01. Representations and Warranties of Seller. Seller represents and warrants as follows:

                  (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority to own its properties as such properties are presently owned and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Assets.

                  (b) Due Qualification. Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all other jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

                  (c) Power and Authority; Due Authorization. Seller (i) has all necessary corporate power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign the Asset Interest on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale and assignment of the Asset Interest on the terms and conditions herein provided.

                  (d) Valid Transfer; Binding Obligations. This Agreement constitutes a valid transfer and assignment of the Asset Interest to the Administrator, for the benefit of Purchasers; and this Agreement constitutes, and each other Transaction Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Seller is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, Seller's certificate of incorporation or by-laws, (ii) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation of Seller that could reasonably be expected to have a Material Adverse Effect,
         (iii) result in the creation or imposition of any Lien upon any of Seller's properties pursuant to the terms of any such Contractual Obligation, other than any Lien created pursuant to this Agreement or any other Transaction Document, or (iv) violate any Applicable Law, the violation of which could reasonably be expected to have Material Adverse Effect.

                  (f) No Proceedings. There is no litigation, proceeding or investigation pending, or to the best of Seller's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Seller is a party, (ii) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

                  (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (h) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Seller of this Agreement or any other Transaction Document to which Seller is a party, except for the filing of the UCC financing statements referred to in
         Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

                  (i) Financial Condition. Since the date of Seller's formation, there has been no material adverse change in Seller's results of operations, financial condition or assets.

                  (j) Margin Regulations. The use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

                  (k) Quality of Title. Each Pool Asset is legally and beneficially owned by Seller free and clear of any Lien (other than any Lien created hereby or arising solely as the result of any action taken by a Purchaser or the Administrator); when the Administrator, for the benefit of Purchasers, makes a Purchase or Reinvestment, it shall acquire a valid and enforceable perfected first priority undivided percentage interest to the extent of the Asset Interest in each Pool Asset, free and clear of any Lien (other than any Lien created hereby or arising solely as the result of any action taken by a Purchaser or the Administrator), enforceable against any creditor of, or purchaser from, Seller or any Originator; and no financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office except such as may be filed (i) in favor of an Originator in accordance with the Contracts, (ii) in favor of Seller in accordance with the Purchase Agreement, or (iii) in favor of a Purchaser or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by a Purchaser or the Administrator.

                  (l) Accurate Reports. No information included in any Servicer Report or Weekly Report to the extent supplied by Seller, or other information, exhibit, financial statement, document, book, record or report furnished by or on behalf of Seller to the Administrator or any Purchaser in connection with this Agreement was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed in writing to the Administrator at such time) as of the date so furnished, or contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (m) Offices. The principal place of business and chief executive office of Seller are located at the address of Seller referred to in Section 14.02, and the offices where Seller keeps all its books, records and documents evidencing or relating to Pool Receivables are located at the addresses specified in Schedule 6.01(m) (or at such other locations, notified to the Administrator in accordance with Section 7.01(f), in jurisdictions where all action required by Section 8.05 has been taken and completed).

                  (n) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, are specified in Schedule 6.01(n) (or have been notified to the Administrator in accordance with Section 7.03(d)).

                  (o) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or other calculation of Net Pool Balance was an Eligible Receivable on such date.

                  (p) Accounting Sale. Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with GAAP.

                  (q) Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

                  (r) Corporate Name. Seller's complete corporate name is set forth in the preamble to this Agreement, and Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name.

         SECTION 6.02. Representations and Warranties of Parent. Parent represents and warrants as follows:

                  (a) Organization and Good Standing. Parent has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority to own its properties as such properties are presently owned and to conduct its business as such business is presently conducted.

                  (b) Due Qualification. Parent is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

                  (c) Power and Authority; Due Authorization. Parent (i) has all necessary corporate power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of the Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

                  (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by Parent when duly executed and delivered will constitute, a legal, valid and binding obligation of Parent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Parent is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Parent's articles of incorporation or by-laws, (ii) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation of Parent that could reasonably be expected to have a Material Adverse Effect,
         (iii) result in the creation or imposition of any Lien upon any of Parent's properties pursuant to the terms of any such Contractual Obligation (other than any Lien created pursuant to the Transaction Documents), or (iv) violate any Applicable Law, the violation of which could reasonably be expected to have a Material Adverse Effect.

                  (f) No Proceedings. Except as set forth on Schedule 6.02(f), there is no litigation, proceeding or investigation pending or, to the best of Parent's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Parent is a party, (ii) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

                  (g) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Parent of this Agreement or any other Transaction Document to which it is a party, other than the filing of the UCC financing statements referred to in
         Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

                  (h) Financial Condition. The audited consolidated balance sheets of Parent as at December 31, 1988, December 31, 1999 and December 31, 2000, and the related consolidated statements of income and cash flows for the fiscal years ended on such dates reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial position of Parent as at such dates and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Parent as at March 31, 2001 and June 31, 2001, and the related unaudited consolidated statements of income and cash flows for the three-month and six-month, respectively, periods ended on such dates, present fairly the consolidated financial position of Parent as at such dates, and the consolidated results of its operations and its consolidated cash flows for the three-month and six-month, respectively, periods then ended (subject to normal year- end audit adjustments). All such financial statements, including the related schedules and any notes thereto (except in the case of any notes to the financial statements dated as of March 31, 2001 or June 30, 2001), have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Since December 31, 2001 there has been no material adverse change in any such business, results of operations, assets or financial position.

                  (i) Accurate Reports. No information included in any Servicer Report or Weekly Report to the extent supplied by Parent, or other information, exhibit, financial statement, document, book, record or report furnished by or on behalf of Parent to the Administrator or any Purchaser, in connection with this Agreement was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed in writing to the Administrator at such time) as of the date so furnished, or contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VII

                                GENERAL COVENANTS

         SECTION 7.01. Affirmative Covenants. From the date hereof until the Final Payout Date:

                  (a) Compliance with Laws, Etc. Each of Seller and Parent will comply in all material respects with all Applicable Laws, including those with respect to the Pool Receivables and the related Contracts, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (b) Preservation of Corporate Existence. Each of Seller and Parent will preserve and maintain its corporate existence in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence and qualification could reasonably be expected to have a Material Adverse Effect.

                  (c) Audits. (i) Each of Parent and Seller will from time to time during regular business hours and, unless a Liquidation Event has occurred and is continuing, on reasonable prior written notice, permit the Administrator or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Assets, (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Pool Assets or its performance hereunder with any of its officers or employees having knowledge of such matters, and (C) to verify the existence and amount of the Receivables; and (ii) without limiting the provisions of clause (i) above, from time to time on the written request of Administrator during regular business hours, permit certified public accountants or other auditors acceptable to the Administrator and, unless a Liquidation Event has occurred and is continuing, reasonably acceptable to Parent to conduct, at Seller's or Parent's, as the case may be, expense, a review of its books and records with respect to the Pool Receivables; provided, however that unless a Liquidation Event has occurred and is continuing, Seller and Parent shall not be obligated to pay for more than one such review in each calendar year. Any such certified public accountants or other auditors shall be obligated to enter into a customary confidentiality agreement with Parent.

                  (d) Keeping of Records and Books of Account. Each of Seller and Parent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Assets (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                  (e) Performance and Compliance with Receivables and Contracts. Seller will timely and fully perform and comply (or cause an Originator to perform and comply pursuant to the Purchase Agreement) with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all other agreements related to such Pool Receivables, except where failure to do so would not materially adversely affect the validity, enforceability or collectibility of the related Pool Receivable.

                  (f) Location of Records. Each of Seller and Parent will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all related Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at its address(es) referred to in Section 14.02 or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

                  (g) Credit and Collection Policies. Each of Seller and Parent, at its own expense, will timely and fully perform and comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contracts.

                  (h) Collections. Each of Seller and Parent will instruct (i) all Obligors to cause all Collections to be sent to a Lock-Box that is the subject of a Lock-Box Agreement and (ii) each Lock-Box Bank to deposit all such Collections directly into a Lock-Box Account that is the subject of a Lock-Box Agreement. In the event that Parent or Seller receives Collections directly from any Obligor, Parent or Seller, as the case may be, shall deposit such Collections into a Lock-Box Account within two Business Days of receipt thereof.

                  (i) Net Worth. Seller will maintain a Tangible Net Worth of at least $2,000,000.

                  (j) Quality of Title. Each of Seller and Parent will take all action reasonably necessary or advisable to establish and maintain a valid and enforceable perfected first priority undivided percentage interest in favor of the Administrator, for the benefit of the Purchasers, to the extent of the Asset Interest in each Pool Asset, free and clear of any Lien (other than any Lien created by this Agreement or any other Transaction Document or arising solely as a result of any action taken by a Purchaser or the Administrator), enforceable against any creditor of, or purchaser from, Seller or Parent.

                  (k) Financial Covenants. Parent will not permit Consolidated Net Worth as of the end of any fiscal quarter during any fiscal year of Parent to be less than the sum of (i) $223,406,000 plus (ii) 75% of Consolidated Net Income since June 30, 2001 plus (iii) Net Cash Proceeds from the sale of Capital Stock of Parent on a cumulative basis since June 30, 2001.

                  (l) Availability. Parent will at all times maintain undrawn commitments under the Credit Agreement that are available to Parent in an amount not less than an amount equal to (A) the greater of (i) $5,000,000 and (ii) the aggregate Dilutions for the most recently ended month, minus (B) the amount of cash and cash equivalents (as determined pursuant to GAAP) of Parent and its Subsidiaries as of the date of determination..

         SECTION 7.02. Reporting Requirements. From the date hereof until the Final Payout Date:

                  (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year (i) Seller will furnish to the Administrator copies of its unaudited financial statements, consisting of at least a balance sheet of Seller as at the close of such quarter and the related unaudited statements of income and of cash flows for such quarter and for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the chief financial officer of Seller as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) Parent will furnish to the Administrator copies of the unaudited consolidated financial statements of Parent, consisting of at least an unaudited consolidated balance sheet of Parent and its Subsidiaries as at the end of such quarter and the related unaudited statements of income and cash flows for such quarter and for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the principal financial officer of Parent as being fairly stated in all material respects (subject to normal year-end audit adjustments); all of the foregoing financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein, provided that such financial statements need not contain footnotes);

                  (b) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year (i) Seller will furnish to the Administrator copies of its audited financial statements, consisting of at least a balance sheet of Seller as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year reported on without a "going-concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and (ii) Parent will furnish to the Administrator copies of its audited financial statements, consisting of at least the audited consolidated balance sheet of Parent and its Subsidiaries as at the end of such year and a related audited consolidated statements of income and of cash flow for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going-concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of national recognized standing; all of the foregoing financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants and disclosed therein);

                  (c) Compliance Certificate. Together with each quarterly and annual financial statement delivered in accordance with the preceding paragraphs, Parent will furnish to the Administrator a compliance certificate showing a calculation of the financial covenant set forth in Section 7.01(k) certified by the principal financial officer of Parent;

                  (d) Liquidation Events. Each of Seller and Parent will furnish to the Administrator, as soon as possible and in any event within two Business Days after an officer of Seller or Parent obtains actual knowledge of the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of the chief financial officer or chief accounting officer of Seller or Parent, as the case may be, setting forth details of such event and the action that Seller or Parent, as the case may be, proposes to take with respect thereto;

                  (e) Litigation. Each of Seller and Parent will furnish to the Administrator, as soon as possible and in any event within three Business Days of Seller's or Parent's actual knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which is not fully covered by insurance and which could be reasonably expected to have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation;

                  (f) Change in Credit and Collection Policy. Each of Seller and Parent will furnish to the Administrator, prior to its effective date, notice of any material change in the Credit and Collection Policy;

                  (g) Change in Name. Seller will furnish to the Administrator, at least thirty days prior to any change in Seller's name, principal business, location, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof; and

                  (h) Other Information. Each of Seller and Parent will furnish to the Administrator such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Parent or Seller or any of Parent's Subsidiaries as the Administrator may from time to time reasonably request.

         SECTION 7.03. Negative Covenants. From the date hereof until the Final Payout Date:

                  (a) Sales, Liens, Etc. Seller will not, except as otherwise provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Asset or any interest therein.

                  (b) Extension or Amendment of Receivables. Neither Parent nor Seller will, except as otherwise permitted in Section 8.02, extend, amend or otherwise modify, or permit Servicer to extend, amend or otherwise modify, the terms of any Pool Receivable; or amend, modify or waive, or permit Servicer to amend, modify or waive, any term or condition of any Contract related to a Pool Receivable.

                  (c) Change in Business or Credit and Collection Policy. Neither Parent nor Seller will make any change in the character of its business or in the Credit and Collection Policy, which change could materially impair the collectibility of any Pool Receivable or otherwise materially adversely affect the interests or remedies of the Administrator or any Purchaser under this Agreement or any other Transaction Document.

                  (d) Change in Payment Instructions to Obligors. Neither Parent nor Seller will add or terminate any bank as a Lock-Box Bank or any Lock-Box Account from those listed in Schedule 6.01(n) or make any change, or permit Servicer to make any change, in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Administrator shall have received prior notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank or with respect to each new Lock-Box Account, as the case may be.

                  (e) Mergers, Acquisitions, Sales, etc. Neither Parent nor Seller will (i) be a party to any merger with or acquisition of any other Person without the consent of the Administrator, unless, in the case of Parent, Parent is the surviving corporation and no Liquidation Event has occurred and is continuing or would result therefrom, or (ii) sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Receivables or any interest therein (other than pursuant hereto or to the Purchase Agreement). Parent will not sell any of the capital stock of Seller, or permit any Lien to exist thereon.

                  (f) Deposits to Special Accounts. Neither Parent nor Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

                  (g) Other Business. Seller will not (i) engage in any business other than the transactions contemplated by the Transaction Documents;
         (ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or the Purchase Agreement; or (iii) form any Subsidiary or make any investments in any other Person.

                  (h) Certificate of Incorporation; Purchase Agreement. Seller will not amend, modify, terminate, revoke or waive any provision of its certificate of incorporation, any Initial Purchaser Note or the Purchase Agreement.

                  (i) Restricted Payments. Seller will not declare or make any dividend or other distributions to any of its shareholders, redeem or purchase any of its capital stock or make any loan or other payments to any of its shareholders (other than (1) payments of the purchase price of Receivables as set forth in the Purchase Agreement, (2) the turn-over of Collections of Reconveyed Receivables to an Originator as set forth in the Purchase Agreement, (3) payment of Servicer's Fee so long as Parent is Servicer and (4) payment of reasonable management fees and reimbursement of reasonable expenses of Parent incurred in connection with managing Seller) unless, in each case, no Liquidation Event or Unmatured Liquidation Event has occurred and is continuing or would result therefrom.

                  (j) Change of Name or Location. Seller will not change its name or the location of its principal place of business or chief executive office or its corporate structure or its jurisdiction or organization, unless Seller has given the Administrator at least thirty
         (30) days prior notice thereof, and has taken all steps necessary or advisable under the UCC to continue the perfection and priority of the Administrator's and each Purchaser's interest in the Pool Assets.

         SECTION 7.04. Separate Existence. Each of Seller and Parent hereby acknowledges that each Purchaser, the Program Support Providers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Seller's identity as a legal entity separate from Parent. Therefore, from and after the date hereof, each of Seller and Parent shall take all steps specifically required by this Agreement or by any Purchaser or the Administrator to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Parent and any other Person, and is not a division of Parent or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of Seller and Parent shall take such actions as shall be required in order that:

                  (a) Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Pool Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                  (b) Seller shall not engage in any business or activity, or incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;

                  (c) Not less than one member of Seller's Board of Directors shall be an Independent Director. The certificate of incorporation of Seller shall provide that (i) Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy or insolvency petition or similar proceeding or a merger or dissolution with respect to Seller unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

                  (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for Seller, Parent or any Affiliate thereof;

                  (e) Any employee, consultant or agent of Seller will be compensated from Seller's funds for services provided to Seller. Seller will not engage any agents other than its attorneys, auditors and other professionals, and a Servicer as contemplated by the Transaction Documents for the Receivables Pool, which Servicer will be fully compensated for its services by payment of Servicer's Fee and a manager, which manager will be fully compensated from Seller's funds;

                  (f) Seller will not incur any material indirect or overhead expenses for items shared with Parent (or any other Affiliate thereof) which are not reflected in Servicer's Fee or the fee to Parent in its role as manager for Seller. To the extent, if any, that Seller (or any other Affiliate thereof) share items of expenses not reflected in Servicer's Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Parent shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

                  (g) Seller's operating expenses will not be paid by Parent or any other Affiliate thereof;

                  (h) Seller will have its own stationery;

                  (i) Seller's books and records will be maintained separately from those of Parent and any other Affiliate thereof;

                  (j) All financial statements of Parent or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by Seller, and (B) Seller is a separate entity with creditors who have received security interests in Seller's assets;

                  (k) Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Parent or any Affiliate thereof;

                  (l) Seller will strictly observe corporate formalities in its dealings with Parent or any Affiliate thereof, and funds or other assets of Seller will not be commingled with those of Parent or any Affiliate thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. Seller shall not maintain joint bank accounts or other depository accounts to which Parent or any Affiliate thereof (other than Parent in its capacity as Servicer) has independent access;

                  (m) Seller will maintain arms'-length relationships with Parent (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services it renders or otherwise furnishes to Seller. Neither Seller nor Parent will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Seller and Parent will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

                  (n) Seller and Parent will take such other actions as may be necessary to ensure that the facts and assumptions set forth in the opinion issued by Sullivan & Cromwell in connection with the initial Purchase and in the certificate accompanying such opinion remain true and correct.


                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

         SECTION 8.01.     Designation of Servicer.

         (a) Parent as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as servicer hereunder ("Servicer") from time to time in accordance with this
Section 8.01. Until the Administrator gives to Parent a Successor Notice, Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

         (b) Successor Notice; Servicer Transfer Events. Upon Parent's receipt of notice from the Administrator of the Administrator's designation of a new Servicer (a "Successor Notice"), Parent agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably believes will facilitate the transition of the performance of such activities to the new Servicer, and the new Servicer shall assume each and all of Parent's obligations to service and administer such Pool Receivables, on the terms and subject to the conditions herein set forth, and Parent shall use its reasonable best efforts to assist the new Servicer in assuming such obligations. The Administrator agrees not to give Parent a Successor Notice until after the occurrence of a Liquidation Event (any such Liquidation Event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrator's discretion.

         (c) Resignation. The Parent acknowledges that the Administrator and each Purchaser have relied on the Parent's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, the Parent agrees that it will not voluntarily resign as Servicer.

         (d) Subcontracts. Servicer may, with the prior consent of the Administrator, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that (i) such sub-servicer shall agree in writing to perform its duties and obligations in a manner not inconsistent with the duties and obligations of Servicer pursuant to the terms hereof; (ii) Servicer shall remain primarily liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof, (iii) Seller, the Administrator and each Purchaser shall have the right to look solely to Servicer for performance, and (iv) any such subcontract may be terminated at the option of the Administrator upon the occurrence of a Servicer Transfer Event. The Administrator and each Purchaser acknowledges that Servicer has appointed each Originator as a sub-servicer with respect to the Receivables generated by such Originator, and each of the Administrator and each Purchaser hereby consents thereto. Servicer may, in its sole and absolute discretion, remove any subservicer at any time.

         (e) Servicing Programs. In the event that Servicer uses any software program in servicing the Pool Receivables that it licenses from a third party, upon the occurrence of a Servicer Transfer Event, Servicer shall use its reasonable best efforts to obtain whatever licenses or approvals are necessary to allow the Administrator or the new Servicer to use such program.

         SECTION 8.02.     Duties of Servicer.

         (a) Appointment; Duties in General. Each of Seller, each Purchaser and the Administrator hereby appoints Servicer as its agent, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Assets. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with Applicable Law and the Credit and Collection Policy.

         (b) Allocation of Collections; Segregation. Servicer shall set aside for the account of Seller and Purchasers their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.03 but shall not be required (unless otherwise instructed by the Administrator) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with Section 3.01. If instructed by the Administrator, Servicer shall segregate and deposit with a bank designated by the Administrator, Purchasers' Share of Collections, on the second Business Day following receipt by Servicer of such Collections in immediately available funds.

         (c) Modification of Receivables. So long as no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, Servicer may
(i) in accordance with the Credit and Collection Policy, adjust the Unpaid Balance of any Defaulted Receivable or extend the time for payment of any Defaulted Receivable (but in no event to a date later than 120 days from the date of the original invoice), provided that (A) such extension or adjustment shall not alter the status of such Pool Receivable as an Overdue Receivable or a Defaulted Receivable or limit the rights of any Purchaser or the Administrator under this Agreement, and (B) the aggregate amount of all such adjustments made in any Settlement Period, plus the aggregate Unpaid Balance of all Pool Receivables that have been extended during such Settlement Period, shall not exceed 2% of the aggregate Unpaid Balance of all Pool Receivables as at the Cut-Off Date for such Settlement Period and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.02(a).

         (d) Documents and Records. Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller and Purchasers in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence Pool Receivables.

         (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller that portion of Collections of Pool Receivables representing Seller's undivided interest therein, less Seller's Share of Servicer's Fee. Seller hereby directs Servicer to pay any Collections of any Reconveyed Receivable directly to the related Originator to be applied pursuant to the

Purchase Agreement. Servicer shall, as soon as practicable upon demand, deliver to Seller copies of documents, instruments and records in its possession that evidence Pool Receivables.

         (f) Termination. Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

         (g) Power of Attorney. Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by a Purchaser (whether or not from Seller) in connection with any Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either (i) a Liquidation Event has occurred or (ii) the Administrator believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession, could adversely affect Receivables constituting a material portion of the Pool Receivables, provided that the Administrator has given Servicer at least two Business Days' notice of its intention to give such direction.

         SECTION 8.03.     Rights of the Administrator.

         (a) Notice to Obligors. At any time after the occurrence of a Liquidation Event, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Administrator, for the benefit of Purchasers.

         (b) Notice to Lock-Box Banks. At any time following the earlier to occur of (i) the occurrence of a Liquidation Event, and (ii) the commencement of the Liquidation Period, the Administrator is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and Lock-Box Accounts. Each of Servicer and Seller hereby transfers to the Administrator, effective when the Administrator shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer. Any proceeds of Pool Receivables received by Seller or Parent, as Servicer or otherwise, thereafter shall be sent immediately to the Administrator.

         (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than Parent pursuant to Section 8.01:

                  (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee.

                  (ii) Parent shall, at the Administrator's request and at Parent's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Administrator or its designee.

                  (iii) Parent and Seller shall, at the Administrator's request,
         (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables and make the same available to the Administrator at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator.

                  (iv) Each of Seller and each Purchaser hereby authorizes the Administrator, and grants to the Administrator an irrevocable power of attorney, to take any and all steps in Seller's name and on behalf of Seller and any Purchaser which are necessary or desirable, in the reasonable determination of the Administrator, to collect all amounts due under any and all Pool Receivables including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts, provided that, notwithstanding anything to the contrary set forth herein, in the Purchase and Sale Agreement or in any separate power of attorney granted by Seller or any Originator in connection herewith, the Administrator shall not exercise such power of attorney unless and until a Servicer other than Parent has been appointed pursuant to Section 8.01.

         SECTION 8.04. Responsibilities of Seller. Anything herein to the contrary notwithstanding:

                  (a) Contracts. Seller shall perform, or cause an Originator to perform under the Purchase Agreement, all of its material obligations under the Contracts related to the Pool Receivables and under the other agreements related thereto to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve Seller from any obligations under such Contracts and other agreements.

                  (b) Limitation of Liability. Neither the Administrator nor any Purchaser shall have any obligation or liability with respect to any Pool Receivables, the related Contracts or any other related agreements, nor shall any of them be obligated to perform any of the obligations of Seller or any Originator thereunder.

         SECTION 8.05. Further Action Evidencing Purchases and Reinvestments.

         (a) Further Assurances. Seller shall, at its expense, take all action necessary or advisable to establish and maintain a valid and enforceable first priority perfected undivided ownership interest, to the extent of the Asset Interest, in the Pool Assets, free and clear of any Lien, in favor of the Administrator, for the benefit of Purchasers. Without limiting the generality of the foregoing, Seller will upon the request of the Administrator or its designee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to evidence or perfect the interest described in the previous sentence.

         (b) Data Processing Records. Each of Parent and Seller will mark its master data processing records evidencing the Pool Receivables with the legend set forth below evidencing that the Asset Interest has been sold in accordance with this Agreement.

                  AN OWNERSHIP AND SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED AND ASSIGNED TO FLEET SECURITIES, INC., AS ADMINISTRATOR, PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 1, 2001, AMONG CONMED CORPORATION, CONMED RECEIVABLES CORPORATION, BLUE KEEL FUNDING, LLC, FLEET NATIONAL BANK AND FLEET SECURITIES, INC., AS THE ADMINISTRATOR.

         (c) Additional Financing Statements; Performance by Administrator. Seller hereby authorizes the Administrator or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any portion of the Asset Interest now existing or hereafter arising in the name of Seller. If Seller or Parent fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to), after notice to Seller or Parent (unless immediate action is reasonably required to protect the interests of the Administrator or Purchasers), itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrator or its designee incurred in connection therewith shall be payable by Seller or Parent, as the case may be.

         (d) Continuation Statements; Opinion. Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 5.01(d) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Final Payout Date shall have occurred, execute, if required, and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.

         (e) Lock-Box Agreement. On or before December 26, 2001, Servicer shall cause a Lock-Box Agreement in form and substance reasonably satisfactory to the Administrator to be executed by Servicer, Seller and Royal Bank of Canada and delivered to the Administrator.

         SECTION 8.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, (i) except as otherwise specified by such Obligor, (ii) except as otherwise required by the underlying Contract or law or (iii) unless the Administrator instructs otherwise, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivable and, second, to any other indebtedness of such Obligor.


                                   ARTICLE IX

                                SECURITY INTEREST

         SECTION 9.01. Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections of Pool Receivables received or deemed to be received and fees, Seller hereby assigns and grants to Administrator, for the benefit of the Secured Parties, a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all of the Pool Assets.

         SECTION 9.02. Further Assurances. The provisions of Section 8.05 shall apply to the security interest granted under Section 9.01 as well as to the Purchases, Reinvestments and the Asset Interest hereunder.

         SECTION 9.03. Remedies. Upon the occurrence of a Liquidation Event, the Administrator and Purchaser shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to Purchaser or the Administrator under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.


                                    ARTICLE X

                               LIQUIDATION EVENTS

         SECTION 10.01. Liquidation Events. The following events shall be "Liquidation Events" hereunder:

                  (a) (i) Servicer (if Parent or an Affiliate of Parent is Servicer) shall fail to perform or observe any obligation of Servicer to provide any Servicer Report or Weekly Report when due hereunder or any obligation of Servicer pursuant to Section 8.02 and such failure shall remain unremedied for more than three Business Days after written notice thereof shall have been given by the Administrator to Servicer (provided that no notice shall be required in the case of the failure to provide any Servicer Report when due) or (ii) Seller or Servicer (if Parent or its Affiliate is Servicer) shall fail to make any payment or deposit to be made by it hereunder within two (2) Business Days of when due; or

                  (b) Any representation or warranty made or deemed to be made by Seller, Parent or any Originator under or in connection with this Agreement, any other Transaction Document, any Weekly Report or any Servicer Report or other information or report delivered pursuant hereto shall prove to have been inaccurate in any material respect when made; or

                  (c) Seller, Parent or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than the covenant set forth in Section 8.05(e)) or any of the other Transaction Documents on its part to be performed or observed and any such failure shall continue unremedied for ten (10) Business Days after written notice thereof shall have been given by the Administrator to Seller or Parent, as the case may be; or

                  (d) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or relating to Indebtedness in excess of $20,000,000 of, or guaranteed by, Parent or any Subsidiary thereof, which default is a payment default or if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice or both) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration; or

                  (e) This Agreement or any Purchase or any Reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Asset Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage interest to the extent of the Asset Interest in each Pool Asset, free and clear of any other Lien (other than a Lien arising solely as the result of any action taken by a Purchaser or the Administrator) or (ii) cease to create with respect to the items described in Section 9.01, or the interest of the Administrator (for the benefit of Purchasers) with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any other Lien (other than a Lien arising solely as the result of any action taken by a Purchaser or the Administrator); or

                  (f) An Event of Bankruptcy shall have occurred and remain continuing with respect to Seller, Parent or any Originator; or

                  (g) The average of the Sales-Based Dilution Ratios for any three successive Cut-Off Dates exceeds 20%; or

                  (h) The average of the Default Ratios for any three successive Cut-Off Dates exceeds 5%; or

                  (i) On any Settlement Date, after giving effect to the payments made under Section 3.01(c), the Asset Interest exceeds the Allocation Limit; or

                  (j) The average of the Delinquency Ratios for any three successive Cut-Off Dates is greater than 10%; or

                  (k) There shall exist any event or occurrence that has caused a Material Adverse Effect; or

                  (l) Seller or Parent is subject to a Change-in-Control; or

                  (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Parent and such lien shall not have been released within 5 Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or Parent and such lien shall not have been released within 5 Business Days.

         SECTION 10.02. Remedies.

         (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (f) of Section 10.01), the Administrator shall, at the request, or may with the consent, of Purchasers, by notice to Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

         (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (f) of Section 10.01 with respect to Parent or Seller, the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

         (c) Additional Remedies. Upon any Purchase Termination Date occurring pursuant to this Section 10.02, no Purchases or Reinvestments thereafter will be made, and the Administrator and each Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative.


                                   ARTICLE XI

                                THE ADMINISTRATOR

         SECTION 11.01. Authorization and Action. Pursuant to the Program Agreements, each Purchaser has appointed and authorized the Administrator (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto.

         SECTION 11.02. Administrator's Reliance, Etc. The Administrator and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own gross negligence, bad faith or willful misconduct. Without limiting the generality of the foregoing, the Administrator:
(a) may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to any Purchaser or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller or Parent or to inspect the property (including the books and records) of Seller, any Originator or Parent; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document or any Receivable; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

         SECTION 11.03. Fleet and Affiliates. Fleet and any of its Affiliates may generally engage in any kind of business with Seller, Parent, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Parent, any Originator or any Obligor or any of their respective Affiliates, all as if Fleet were not the Administrator, and without any duty to account therefor to Purchaser or any other holder of an interest in Pool Receivables.


                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

         SECTION 12.01. Restrictions on Assignments.

         (a) Neither Seller nor Parent may assign its rights, or delegate its duties, hereunder or any interest herein without the prior written consent of the Administrator. No Purchaser may assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, that, without such consent, Conduit Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to (i) Fleet or any Subsidiary thereof, or (ii) to any "bankruptcy remote" special purpose entity the business of which is administered by Fleet or any Subsidiary thereof, so long as such entity has the ability to issue commercial paper notes, or to cause the issuance of commercial paper notes, to fund the Asset Interest or (iii) to any Liquidity Bank (or agent on behalf of the Liquidity Banks). If Conduit Purchaser notifies Seller and Parent that it has decided to assign its rights and delegate its duties hereunder to the Liquidity Banks (or an agent therefor) and the Liquidity Banks agree to assume the obligations of the Conduit Purchaser hereunder, Seller and Parent agree to enter into such amendments hereto and to the other Transaction Documents as the Administrator may reasonably request to reflect such assignment and delegation.

         (b) Seller agrees to advise the Administrator within ten (10) Business Days after notice to Seller of any proposed assignment by a Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment. All of the aforementioned assignments shall be upon such terms and conditions as the assigning Purchaser and the assignee may mutually agree.

         SECTION 12.02. Rights of Assignee. Upon the assignment by a Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights and shall assume in writing all of the obligations of the assigning Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned), and the assigning Purchaser shall be released from such obligations.


                                  ARTICLE XIII

                                 INDEMNIFICATION

         SECTION 13.01. Indemnities.

         (a) General Indemnity by Seller. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, Seller hereby agrees to indemnify each of the Administrator, each Purchaser, each Program Support Provider, each of their respective Affiliates, and all successors, permitted transferees, participants and permitted assigns and all officers, directors, shareholders, members, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), within ten (10) Business Days of demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party or (b) Indemnified Amounts which have the effect of recourse for non-payment of the Pool Receivables due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). Without limiting the foregoing, Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                  (i) the transfer by Seller of any interest in any Pool Receivable other than the transfer of an Asset Interest to the Administrator, for the benefit of Purchasers, pursuant to this Agreement and the grant of a security interest to the Administrator pursuant to Section 9.01;

                  (ii) any representation or warranty made by Seller under or in connection with any Transaction Document, any Servicer Report, any Weekly Report or any other information or report delivered by or on behalf of Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made;

                  (iii) the failure by Seller to comply with any Applicable Law, or the nonconformity of any Pool Receivable or the related Contract with any Applicable Law;

                  (iv) the failure to vest and maintain vested in the Administrator, for the benefit of Purchasers, an undivided percentage ownership interest, to the extent of the Asset Interest, in the Pool Assets, free and clear of any Lien, other than a Lien created pursuant to this Agreement or any other Transaction Document or arising solely as a result of an act of a Purchaser or the Administrator, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Assets, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy or payment) of the Obligor to the payment of any Receivable included in the Net Pool Balance (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) any breach by Seller of any of its covenants or agreements under this Agreement or any other Transaction Document;

                  (viii) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

                  (ix) any litigation, proceeding or investigation against Seller; or

                  (x) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax of such Person), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

         (b) Indemnity by Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Servicer hereby agrees to indemnify each Indemnified Party, within five (5) Business Days of demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to (i) any representation or warranty made by Servicer under or in connection with any Transaction Document, any Servicer Report, any Weekly Report or any other information or report delivered by or on behalf of Servicer pursuant hereto, which shall have been false, incorrect or misleading when made, (ii) the failure by Servicer to comply with any Applicable Law, (iii) any breach by Servicer of any of its covenants or agreements under this Agreement or any other Transaction Document or (iv) the commingling of any Collections with other funds.

         (c) After-Tax Basis. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, the Administrator, Parent and each Purchaser (with respect to an amendment) or (b) the Administrator and each Purchaser (with respect to a waiver or consent by them) or Seller or Parent (with respect to a waiver or consent by
it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Conduit Purchaser may also be required to obtain the approval of some or all of the Program Support Providers or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

         SECTION 14.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Schedule 14.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, if sent during business hours on a Business Day or on the next Business Day in all other cases.

         SECTION 14.03. No Waiver; Remedies. No failure on the part of the Administrator, any Affected Party, any Indemnified Party, any Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 14.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, Parent, the Administrator, each Purchaser and their respective successors and assigns, and the provisions of
Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller or Parent pursuant to Article VI and the provisions of Article XIII and Sections 4.02, 14.05, 14.06, 14.07, 14.08 and
14.15 shall be continuing and shall survive any termination of this Agreement.

         SECTION 14.05. Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Seller or Parent, as the case may be, agrees to pay within five Business Days of demand;

                  (a) all costs and expenses incurred by the Administrator, any Program Support Provider and any Purchaser and their respective Affiliates, in connection with the enforcement after the occurrence of a Liquidation Event against Seller or Parent, as the case may be, of, or any actual or claimed breach by Seller or Parent, as the case may be, of, this Agreement and the other Transaction Documents, including, without limitation (A) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (B) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants incurred in connection with any review of Seller's or Parent's, as the case may be, books and records either prior to the execution and delivery hereof or pursuant to Section 7.01(c) or otherwise); and

                  (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 14.06. No Proceedings; Limitations on Recourse. Seller, Parent, Servicer and Fleet Securities (individually and as Administrator) each hereby agrees that it will not institute against Conduit Purchaser, or join any other Person in instituting against Conduit Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The parties hereto agree that Conduit Purchaser shall have no obligations to make any payments hereunder (collectively, "Purchaser Payments"), and that such Purchaser Payments shall not constitute a claim against Conduit Purchaser as defined in ss.101 of the Bankruptcy Code, unless and until Conduit Purchaser has amounts sufficient to pay such Purchaser Payments from the Asset Interest or pursuant to the Liquidity Agreement and such amounts are not required to repay Commercial Paper Notes of Conduit Purchaser or loans to Conduit Purchaser funded by Commercial Paper Notes. Conduit Purchaser shall not have any obligation to pay any amounts owing hereunder unless and until Conduit Purchaser has received such amounts.

         SECTION 14.07. Confidentiality of Program Information.

         (a) Confidential Information. Each party hereto acknowledges that Fleet Securities regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party severally agrees that:

                  (i) it will not disclose without the prior consent of Fleet Securities or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 14.07), (A) any information regarding the pricing in, or copies of, this Agreement or any transaction contemplated hereby, (B) any information regarding the organization, business or operations of Purchaser generally or the services performed by the Administrator for Purchaser, or (C) any information which is furnished by Fleet Securities to such party and which is designated by Fleet Securities to such party in writing as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with Applicable Law, including, without limitation, by filing the Transaction Documents with the Securities and Exchange Commission (provided that neither Seller nor Parent shall file the Fee Letter, or, if required by Applicable Law to file the Fee Letter, Parent or Seller, as the case may be, shall request confidential treatment therefor) or
         (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, unless legally compelled not to do so;

                  (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                  (iii) it will, upon demand, return (and cause each of its representatives to return) to Fleet Securities, all documents or other written material (other than documents executed by such party) received from Fleet Securities, as the case may be, in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

         (b) Availability of Confidential Information. This Section 14.07 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Fleet Securities or were known to such party on a nonconfidential basis prior to its disclosure by Fleet Securities.

         (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will, to the extent that it may legally do so,

                  (i) provide Fleet Securities with prompt written notice so that Fleet Securities may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.07; and

                  (ii) unless Fleet Securities waives compliance by such party with the provisions of this Section 14.07, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.07.

In the event that such protective order or other remedy is not obtained, or Fleet Securities waives compliance with the provisions of this Section 14.07, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

         (d) Survival. This Section 14.07 shall survive termination of this Agreement.

         SECTION 14.08. Confidentiality of Parent Information.

         (a) Confidential Information. Each party hereto acknowledges that each of Seller and Parent regards certain information to be proprietary, and each such party severally agrees that:

                  (i) it will not disclose without the prior consent of Parent or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Parent Information (as defined below) and of the terms of this Section 14.08), any information which is furnished by Parent to such party and which is designated by Parent or Seller to such party in writing as confidential or not otherwise available to the general public ("Parent Information"); provided, however, that such party may disclose any such Parent Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with any Applicable Law, (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Parent Information, (V) to any Affected Party (provided such Person has agreed to be bound by the terms of this Section 14.08), (VI) to the Rating Agencies, or (VII) to any potential Liquidity Bank or any potential assignee or participant of any Liquidity Bank (provided such Person has agreed to be bound by the terms of this Section 14.08), and any placement agent for, or investor or potential investor in, the Commercial Paper Notes; and

                  (ii) it will use the Parent Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto.

         (b) Availability of Confidential Information. This Section 14.08 shall be inoperative as to such portions of the Parent Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Parent or were known to such party on a nonconfidential basis prior to its disclosure by Parent.

         (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Parent Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Parent Information, such party will, to the extent that it may legally do so,

                  (i) provide Parent with prompt written notice so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.08; and

                  (ii) unless Parent waives compliance by such party with the provisions of this Section 14.08, make a timely objection to the request or confirmation to provide such Parent Information on the basis that such Parent Information is confidential and subject to the agreements contained in this Section 14.08.

In the event that such protective order or other remedy is not obtained, or Parent waives compliance with the provisions of this Section 14.08, such party will furnish only that portion of the Parent Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Parent Information.

         (d) Survival. This Section 14.08 shall survive termination of this Agreement.

         SECTION 14.09. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 14.10. Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 14.11. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE ADMINISTRATOR IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 14.12. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

         SECTION 14.13. Consent To Jurisdiction; Waiver Of Immunities. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

                  (a) IT HEREBY IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN,

         STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING;
         (iv) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 14.02; AND (v) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 14.13 SHALL AFFECT THE ADMINISTRATOR'S OR ANY PURCHASER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF SELLER OR PARENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                  (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 14.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 14.15. No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Conduit Purchaser contained in this Agreement shall be had against any stockholder (solely in its capacity as stockholder), employee, officer, director, member or incorporator of Conduit Purchaser, provided, however, that nothing in this Section 14.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence, bad faith or willful misconduct.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  CONMED RECEIVABLES CORPORATION,
                                  as Seller


                                  By:
                                     -------------------------------------------
                                  Name Printed:
                                               -------------------------------
                                  Title:
                                        ----------------------------------------


                                  CONMED CORPORATION, as initial Servicer


                                  By:
                                     -------------------------------------------
                                  Name Printed:
                                               -------------------------------
                                  Title:
                                        ----------------------------------------


                                  BLUE KEEL FUNDING, LLC,
                                  as Conduit Purchaser


                                  By:
                                     -------------------------------------------
                                  Name Printed:
                                               -------------------------------
                                  Title:
                                        ----------------------------------------


                                  FLEET NATIONAL BANK,
                                  as Committed Purchaser
Commitment: $50,000,000

                                  By:
                                     -------------------------------------------
                                  Name Printed:
                                               -------------------------------
                                  Title:
                                        ----------------------------------------


                                  FLEET SECURITIES, INC., as Administrator


                                  By:
                                     -------------------------------------------
                                  Name Printed:
                                               -------------------------------
                                  Title:
                                        ----------------------------------------

                                                                SCHEDULE 6.01(m)
                                LIST OF OFFICES OF SELLER WHERE RECORDS ARE KEPT


1. Parent and Seller currently have the following business locations, and no others:

                  Parent:      525 French Road
                               Utica, NY  13502

                               11311 Concept Blvd.
                               Largo, FL  33773
                                  (for Linvatec Corporation)

                               6335 Millcreek Drive
                               Unit 4
                               Mississauga, Ontario L5N 2M2
                               Canada
                                  (for Linvatec Canada ULC)

                  Seller:      525 French Road
                               Utica, NY  13502

2. Parent and Seller maintain their books and records relating to Accounts and General Intangibles at:

                  The addresses set forth above.

                                                                SCHEDULE 6.01(n)
                                                     LIST OF LOCK-BOX AGREEMENTS

The Chase Manhattan Bank

         Account No.:  550123571 (Linvatec Corporation)
         Account No.:  550129383 (CONMED Corporation)

Fleet National Bank

         Account No.:  7015046907

                                                                SCHEDULE 7.01(g)
                                     DESCRIPTION OF CREDIT AND COLLECTION POLICY



                                 (see attached)

                                 SCHEDULE 14.02
                                NOTICE ADDRESSES


Conduit Purchaser:

Blue Keel Funding, LLC
c/o Global Securitization Services, LLC
25 West 43rd Street, Suite 704
New York, New York 10036

Telephone: 212/302-5157
Facsimile: 212/302-8767

with a copy to the Administrator


Administrator:

Fleet Securities, Inc.
100 Federal Street
11th Floor
Boston, Massachusetts  02110

Attention:  Paul M. Schmieder

Telephone: 617/434-3064
Facsimile:  617/434-5719


Committed Purchaser:

Fleet National Bank
Mail Stop: NY-UT-36105C
One Clinton Square
P.  O.  Box 4821
Syracuse, New York 13202

Attention: David Kavney

Telephone: 315/426-4343
Facsimile:  315/426-4374

Seller:

CONMED Receivables Corporation
525 French Road
Utica, New York  13502-5994

Attention:      President, with copies to
                Chief Financial Officer and
                General Counsel

Telephone:  315/624-3000
Facsimile:  315/793-8929


Parent:

CONMED Corporation
525 French Road
Utica, New York  13502-5994

Attention:      President, with copies to
                Chief Financial Officer and
                General Counsel


Telephone:  315/624-3000
Facsimile:  315/793-8929

                                                                 EXHIBIT 5.01(f)
                                                      FORM OF LOCK-BOX AGREEMENT


                             [Letterhead of Seller]




                               LOCK-BOX AGREEMENT



                               ___________, 20___



[Name and Address of
  Lock-Box Bank]

Ladies and Gentlemen:

         Reference is made to our [lock-box]*/ account[s] no[s]. maintained with you (the "Account[s]"). Pursuant to a Receivables Purchase Agreement dated as of November 1, 2001 among us, as Seller, Blue Keel Funding, LLC ("Blue Keel"), as Conduit Purchaser, CONMED Corporation, as Servicer, Fleet National Bank, as Committed Purchaser, and Fleet Securities, Inc., as administrator (the "Administrator"), we have assigned and/or may hereafter assign to the Administrator, for the benefit of Blue Keel and its assigns, one or more undivided percentage interests in accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account[s], and have granted to the Administrator, for the benefit of Blue Keel and its assigns, a security interest in such Receivables, the Account[s], amounts on deposit therein and related property. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Account[s] with you.

         We hereby transfer exclusive ownership and control of the Account[s] to the Administrator on behalf of Blue Keel and its assigns, subject only to the condition subsequent that the Administrator shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Exhibit A or in any other form that gives you reasonable notice of such election. Prior to the giving of such notice, you shall continue to act on our instructions.
         We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrator as described above, to make all payments to be made by you out of or in connection with the Account[s] directly to the Administrator, at its address set forth below its signature hereto or as the Administrator otherwise notifies you, for the account of Blue Keel (account #__________, ABA #_________), or otherwise in accordance with the instructions of the Administrator.

         We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrator as described above, the Administrator shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account[s], including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account[s] and (b) the right to require preparation of duplicate monthly bank statements on the Account[s] for the Administrator's audit purposes and mailing of such statements directly to an address specified by the Administrator.

         Notice from the Administrator may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as to which you shall notify the Administrator in writing). If notice is given by facsimile, it will be deemed to have been received when the notice is sent and the receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.
--------
*/ Delete in the case of direct wire transfer accounts.

         By executing this letter agreement, you acknowledge and consent to the existence of the Administrator's right to ownership and control of the Account[s] and the Administrator's security interest in the Account[s] and amounts from time to time on deposit therein and agree that from the date hereof the Account[s] shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Administrator on the terms provided herein. The Account[s] [is/are] to be titled "CONMED Receivables Corporation and Fleet Securities, Inc. as the Administrator for Blue Keel, Fleet National Bank and their respective assigns, as their interests may appear". Except as otherwise provided in this letter agreement, payments to the Account[s] are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account[s] shall continue to be payable by us as under the arrangements currently in effect.

         By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person or entity asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to [any of] the Account[s] or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Account[s] or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrator.

         You may terminate this letter agreement by canceling the Account[s] maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Administrator. Incoming [mail addressed to] [wire transfers to] the Account[s] received after such cancellation shall be forwarded in accordance with the Administrator's instructions. This letter agreement may also be terminated upon written notice to you by the Administrator stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrator. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Administrator at its address provided above and returning the other signed copy to us.

                                                     Very truly yours,

                              CONMED RECEIVABLES CORPORATION


                              By:
                                 ----------------------------------------------
                              Name Printed:
                                           -------------------------------
                              Title:
                                    -------------------------------------------


                              Acknowledged and agreed to
                              as of the date first
                              written above:

                              BLUE KEEL FUNDING, LLC


                              By:
                                 ----------------------------------------------
                              Name Printed:
                                           -------------------------------
                              Title:
                                    -------------------------------------------


                              FLEET SECURITIES, INC., as Administrator


                              By:
                                 ----------------------------------------------
                              Name Printed:
                                           -------------------------------
                              Title:
                                    -------------------------------------------


                              Address for notice:

                              Fleet Corporate Finance
                              Mail Stop MA-DE-100-11F
                              100 Federal Street, Eleventh Floor
                              Boston, Massachusetts 02110

                              Tel. No. 617/434-1522
                              Facsimile No. 617/434-5719

                              [NAME OF LOCK-BOX BANK]


                              By:
                                 ----------------------------------------------
                              Name Printed:
                                           -------------------------------
                              Title:
                                    -------------------------------------------


                              Address for notice:


                              By:
                                 ----------------------------------------------
                              Name Printed:
                                           -------------------------------
                              Title:
                                    -------------------------------------------

                                                                    EXHIBIT A to
                                                              Lock-Box Agreement


                       [Letterhead of Fleet National Bank]


[Name and Address
  of Lock-Box Bank]

         Re:      CONMED Receivables Corporation
                  [Lock-Box]**/ Account No[s].       [and      ]
                  ------------ ---------------------------------

Ladies and Gentlemen:

         Reference is made to the letter agreement dated , 20___(the "Letter Agreement") among CONMED Receivables Corporation, Blue Keel Funding, LLC ("Blue Keel"), the undersigned, as Administrator and you concerning the above described [lock-box]* account[s] (the "Account[s]"). We hereby give you notice of our assumption of ownership and control of the Account[s] as provided in the Letter Agreement.

     We hereby instruct you to make all payments to be made by you out of or in connection with the Account[s] [directly to the undersigned, at [our address set forth above], for the account of Blue Keel (account no. )].

     [other instructions]

                                     Very truly yours,

                                     FLEET SECURITIES, INC., as Administrator


                                     By:
                                        ---------------------------------------
                                     Name Printed:
                                                  -----------------------------
                                     Title:
                                           ------------------------------------



cc: CONMED Receivables Corporation


--------
**/ Delete in the case of direct wire transfer accounts.

                                   APPENDIX A

                                   DEFINITIONS


         This is Appendix A to the Receivables Purchase Agreement dated as of November 1, 2001 among CONMED Receivables Corporation, as Seller, Blue Keel Funding, LLC, as Conduit Purchaser, CONMED Corporation, as initial Servicer, Fleet National Bank, as Committed Purchaser, and Fleet Securities, Inc., as Administrator (as amended, supplemented or otherwise modified from time to time, the "Agreement"). Unless otherwise indicated, all Section, Exhibit and schedule references in this Appendix are to Sections of and Exhibits and Schedules to the Agreement.

         A. Defined Terms. As used in the Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

         "Accounts" means all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Parent or in which Parent now has or hereafter acquires any interest.

         "Administrator" has the meaning set forth in the preamble.

         "Administrator's Office" means the office of the Administrator at 100 Federal Street, Eleventh Floor, Boston, Massachusetts 02110 or such other address as shall be designated by the Administrator in writing to Seller, Parent and each Purchaser.

         "Affected Party" means each of each Purchaser, each Program Support Provider, any assignee or participant of any Purchaser or any Program Support Provider, Fleet Securities, any successor to Fleet Securities as Administrator, and any sub-agent of the Administrator.

         "Affiliate" when used with respect to a Person means any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person, except, when used with respect to the Conduit Purchaser, Affiliate shall mean the holder(s) of its limited liability company interests.

         "Allocation Limit" has the meaning set forth in Section 1.01.

         "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently announced by the Liquidity Agent in Boston, Massachusetts, as its prime rate; and

                  (b) the Federal Funds Rate most recently determined by the Liquidity Agent plus 0.50% per annum.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Liquidity Agent in connection with extensions of credit.

         "Applicable Law" means all applicable laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

         "Asset Interest" means an undivided ownership interest determined from time to time as provided in Section 1.04(b) in all Pool Assets.

         "Business Day" means a day other than a Saturday or a Sunday on which both (a) the Administrator at its principal office in Boston, Massachusetts is open for business and (b) commercial banks in New York City and Chicago, Illinois are not authorized or required to be closed for business.

         "Capital" means at any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Section 1.01, less (b) the aggregate amount of Collections theretofore received and actually distributed to, and received by, a Purchaser on account of the Capital pursuant to Section 3.01.

         "Capital Lease Obligations" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of the Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Change in Control" means any of the following:

                  (a) in relation to Parent, the acquisition following the date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Parent and having a then present right to exercise 51% or more of the voting power for the election of members of the board of directors of Parent attached to all such outstanding shares of capital stock of Parent, unless otherwise agreed in writing by the Liquidity Banks and the Administrator; or

                  (b) the creation or imposition of any Lien on any shares of capital stock of Seller; or

                  (c) the failure by Parent to own all of the issued and outstanding capital stock of Seller and each Originator (other than Parent).

         "Collections" means, with respect to any Receivable, all funds which either (a) are received by Seller, Servicer, an Originator or any other Person from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, an Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received by Seller or any other Person as a Collection pursuant to Section 3.02.

         "Commercial Paper Holders" means the holders from time to time of the Commercial Paper Notes.

         "Commercial Paper Notes" means short-term promissory notes issued or to be issued by Conduit Purchaser, or the proceeds of which are loaned to Conduit Purchaser, to fund its investments in accounts receivable or other financial assets.

         "Committed Purchaser" has the meaning set forth in the preamble.

         "Commitment" means with respect to any Committed Purchaser, the amount listed opposite such Committed Purchaser's name on the signature page to the Agreement.

         "Commitment Fee" means, for each day, the amount equal to the product of (x) the unused Liquidity Commitment Amount on such day, times (y) the Commitment Fee Rate, times (z) 1/360.

         "Commitment Fee Rate" has the meaning set forth in the Fee Letter.

         "Concentration Limit" for any Obligor at any time means an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables at such time times (ii) the applicable percentage as set forth below opposite the appropriate ratings of such Obligor's long-term and short-term unsecured debt, or, in the case of any Obligor listed on Exhibit A hereto, the percentage set forth opposite such Obligor's name on such Exhibit A, until such time as the Administrator notifies the Servicer that any such Obligor listed on Exhibit A is no longer eligible for such special percentage. Any Obligor that has a split rating shall be deemed to be in the lower rating category.

                                                                                Applicable
Long Term Rating                            Short-Term Rating                   Percentage
----------------                            -----------------                   ----------

S&P                 Moody's                 S&P               Moody's
---                 -------                 ---               -------
A+ or better        A+ or better            A-1                 P-1               12.0%
BBB+ to A           Baa1 to A2              A-2                 P-2                9.0%
BBB- to BBB         Baa3 to Baa2            A-3                 P-3                6.0%
Lower than                                  Lower than                             3.0%
 BBB-/Baa3                                   BBB-/Baa3
 or Not Rated                                or Not Rated

         "Conduit" means any entity that issues Commercial Paper Notes the proceeds of which are loaned to Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

         "Conduit Purchaser" has the meaning set forth in the preamble.

         "Consolidated Net Income" means for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary is prohibited by the terms of any Contractual Obligation (other than under any Loan Document (as defined in the Credit Agreement)) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Net Worth" means at any date, all amounts which would, in accordance with GAAP, be included on a consolidated balance sheet of the Parent and its Subsidiaries under stockholders' equity at such date; provided that any net non-cash adjustments to such amounts after August 11, 1999 resulting from foreign currency transactions, unfunded pension liabilities or unrealized gains or losses in respect of securities shall be included to the extent such adjustments exceed $2,000,000 as of the end of any fiscal quarter.

         "Contract" means a contract between an Originator and any Person, or an invoice from an Originator to any Person, or any purchase order from any Person to an Originator pursuant to or under which such Person shall be obligated to make payments for products or services to an Originator. A "related" Contract with respect to the Receivables means a Contract under which Receivables in the Receivables Pool arise, which evidence such Receivables, or which is relevant to the collection or enforcement of such Receivables.

         "Contractual Obligation" with respect to any Person, means any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is party or by which it or any of its Property is bound.

         "Cost of Funds Rate" means with respect to any Settlement Period (or portion thereof), the per annum rate equivalent to the weighted average of the per annum rates which may be paid or payable by such Conduit Purchaser from time to time as interest on or otherwise (by means of Hedge Agreements or otherwise) in respect of those commercial paper notes issued by or on behalf of such Conduit Purchaser that are allocated in whole or in part by or on behalf of such Conduit Purchaser to fund or maintain Purchases during such Settlement Period as determined by or on behalf of such Conduit Purchaser, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes and to net payments owed or received by such Conduit Purchaser under any Hedge Agreements entered into by such Conduit Purchaser in connection with such allocated commercial paper; provided, however, that if any component of such rate is a discount rate, in calculating the "Cost of Funds Rate" for such Settlement Period for the purposes of this definition, the Conduit Purchaser shall for such component use the rate resulting from converting such discount rate into an interest bearing equivalent rate per annum.

         "Credit Agreement" means the Amended and Restated Credit Agreement among Parent, as Borrower, the several lenders from time to time party thereto, Chase Securities, Inc., as Sole Book-Manager, Lead Arranger and as Syndication Agent, Salomon Smith Barney, Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, dated as of August 11, 1999.

         "Credit and Collection Policy" means those credit and collection policies and practices relating to Contracts and Receivables described in
Schedule 7.01(g), as modified in accordance with Section 7.03(c).

         "Cut-Off Date" means the last day of each calendar month.

         "Deemed Collection" has the meaning set forth in the Purchase
Agreement.

         "Default Ratio" means the ratio (expressed as a percentage) computed as of a Cut-Off Date by dividing (x) the Gross Write-off for the month ending on such Cut-Off Date by (y) the aggregate Unpaid Balance of all Receivables as to which any payment, or part thereof, remains unpaid for more than 120, but less than 151, days from the original invoice date for such Receivable as of the Cut-Off Date for the immediately preceding month.

         "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original invoice date for such Receivable, (b) as to which the Obligor thereof is the subject of an Event of Bankruptcy, or (c) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

         "Delinquency Ratio" means, for any Cut-Off Date, the ratio (expressed as a percentage) computed as of such Cut-Off Date by dividing (x) the aggregate Unpaid Balance of all Receivables that remain unpaid for more than 90, but less than 120 days, from the original invoice date therefor by (y) the aggregate Unpaid Balance of all Pool Receivables on such Cut-Off Date.

         "Dilution" means any credit, adjustment, rebate, refund or setoff with respect to any Receivable granted or allowed by Seller or any Affiliate of Seller.

         "Dollars" means dollars in lawful money of the United States of America.

         "Earned Discount" means for any Settlement Period:

                  C x ER x ED + LF
                  -----------
                      360
         where:

         C = the daily average (calculated at the close of business each day) of the Capital during such Settlement Period,

         ER = the Earned Discount Rate for such Settlement Period,

         ED = the actual number of days elapsed during such Settlement Period, and

         LF = the Liquidation Fee, if any, during such Settlement Period.

         "Earned Discount Rate" means for any Settlement Period:

                  (a) in the case of any portion of the Capital funded by a Liquidity Funding, the greater of (1) the sum of (i) the Eurodollar Rate (Reserve Adjusted) for such Settlement Period, plus (ii) 1.25% per annum and (2) the then applicable interest rate pursuant to the Credit Agreement; and

                  (b) in the case of any portion of the Capital funded by any Commercial Paper Notes, the Cost of Funds Rate for such Settlement Period;

provided, however, that on any day during a Settlement Period when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for the Capital shall mean the higher of
(i) the Alternate Base Rate in effect on such day plus 2% per annum and (ii) the Eurodollar Rate (Reserve Adjusted) for such Settlement Period plus 3.25% per annum.

         "Eligible Receivable" means, at any time, a Receivable:

                  (a) which is originated by an Originator in the ordinary course of its business for the sale or service of medical devices, equipment and related products, provided that if the Servicer fails to perform its obligation pursuant to Section 8.05(e) of the Agreement, no Receivables originated by Linvatec Canada ULC will be Eligible Receivables until the Servicer has delivered to the Administrator the Lock-Box Agreement described therein;

                  (b) which constitutes an "account" or a "general intangible" as defined in the UCC;

                  (c) the Obligor of which is (1) not an Affiliate of Seller,
         (2) is not a Governmental Authority (unless the assignment thereof is not subject to the Assignment of Claims Act (41 U.S.C.ss.15) or a similar state assignment of claims act) and (3) is a resident of the United States, Canada or a Permitted Country;

                  (d) which was purchased or otherwise acquired by Seller pursuant to the Purchase Agreement and which was designated by the related Originator as an "Eligible Receivable" pursuant to the Purchase Agreement;

                  (e) which is not an Overdue Receivable or a Defaulted Receivable;

                  (f) with respect to which the warranty of Seller in Section 6.01(k) is true and correct;

                  (g) the sale of which, or of an undivided interest in which, does not contravene or conflict with Applicable Law, or require the consent of the Obligor or any other Person;

                  (h) which is denominated and payable only in Dollars in the United States, provided that not more than 10% of the Net Pool Balance may be denominated in Canadian Dollars;

                  (i) which arises under a Contract, which contract has been duly authorized by the parties thereto and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any defense whatsoever (other than discharge in bankruptcy and payment);

                  (j) which, together with the Contract related thereto, does not contravene in any material respect any Applicable Law and with respect to which no party to the Contract related thereto is in violation of any Applicable Law in any material respect;

                  (k) which (i) satisfies all material applicable requirements of the Credit and Collection Policy and (ii) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Administrator may from time to time specify to Seller in writing in the exercise of reasonable business judgment;

                  (l) as to which the payment terms have not been altered or extended so as to materially affect the collectibility of such Receivable;

                  (m) the Unpaid Balance of which, when combined with the Unpaid Balance of all other Eligible Receivables, results in the Eligible Receivables being payable, on average (based on Dollar amount), within 45 days or less from the invoice date therefor;

                  (n) which are not Receivables owed by an Obligor for which more than 20% of the aggregate Unpaid Balance of Receivables of such Obligor constitute Defaulted Receivables;

                  (o) which arise from the completion of the sale and delivery of goods and services performed, and which do not represent an invoice in advance of such completion; and

                  (p) which are not subject to any contingent performance requirements of the Seller or the related Originator unless such requirements are guaranteed or insured by third parties acceptable to the Administrator.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Business Day" means a day of the year on which dealings are carried on in the eurodollar interbank market and banks are open for business in London and are not required or authorized to close in New York City.

         "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Settlement Period and any portion of the Capital, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  Eurodollar Rate      =       Eurodollar Rate
                  (Reserve Adjusted)              1 - Eurodollar
                                            Reserve Percentage
         where:

         "Eurodollar Rate" means, with respect to any Settlement Period and any portion of the Capital, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the Administrator two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 11:00 a.m., New York City time for delivery on the first day of such Settlement Period, for the number of days comprised therein and in an amount equal or comparable to the applicable portion of the Capital for such Settlement Period.

         "Eurodollar Reserve Percentage" means, with respect to any Settlement Period, the then maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) prescribed by the Federal Reserve Board for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D having a term comparable to such Settlement Period.

         "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                  (a) any case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect and shall either not be contested or shall remain undismissed for 60 consecutive days; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Excess Amount" as of any date, means the amount, if any, by which the sum of the Capital, plus the Required Reserves on such date exceeds the Net Pool Balance, as most recently calculated.

         "Excess Default Ratio" means the ratio (expressed as a percentage) computed as of a Cut-Off Date by dividing (x) the aggregate Unpaid Balance of all Defaulted Receivables as of such Cut-Off Date by (y) the aggregate Unpaid Balance of all Eligible Receivables as of such Cut-Off Date.

         "Excess Default Reserve Percentage" means the amount, if any, by which the Excess Default Ratio exceeds 10%.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Fleet Securities from three federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

         "Fee Letter" has the meaning set forth in Section 4.01.

         "Fees" means the Commitment Fee and the Program Fee.

         "Final Payout Date" means the date following the Termination Date on which the Capital shall have been reduced to zero and all other amounts payable by Seller to Purchasers, the Administrator, the Affected Parties and the Indemnified Parties under the Transaction Documents shall have been paid in full.

         "Fleet Securities" has the meaning set forth in the preamble.

         "Foreign Obligor" means an Obligor that is a resident of (i) a Permitted Country or (ii) a province of Canada that has not enacted legislation similar to the UCC pursuant to which a secured creditor may perfect its interest in accounts and general intangibles by making a central filing.

         "Funded Percentage" with respect to any Purchaser as of any date means the ratio (expressed as a percentage) of (i) the portion of the then outstanding Capital funded by such Purchaser divided by (ii) the entire then outstanding Capital.

         "GAAP" means generally accepted accounting principles applicable in the United States for reporting entities domiciled in the United States as in effect from time to time, except that for purposes of Section 7.01(k) of the Agreement, GAAP shall be determined on the basis of such principles in effect on the date of the Agreement and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 7.02(b) of the Agreement.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgements, decrees, licenses, exemptions, publications, filings, notices to and declaration of or with, or required by, any Governmental Authority, or required by any Applicable Law.

         "Governmental Authority" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

         "Gross Writeoffs" means for any period the aggregate Unpaid Balance of all Receivables that are deemed to be uncollectible in accordance with the Credit and Collection Policy during such period, or that are owed by an Obligor that is the subject of an Event of Bankruptcy, or that should be written off during such period in accordance with GAAP.

         "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (ii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Parent in good faith.

         "Hedge Agreements" means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, rate linked, index linked, insurance risk linked, credit risk linked or otherwise) entered into by or on behalf of a Conduit Purchaser.

         "Indebtedness" means of any person at any date, without duplication,
(a) all indebtedness of such person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business, and overdue trade payables incurred in the ordinary course of such Person's business to the extent the amount or validity thereof is currently being contested in good faith by appropriate procedures and reserves in conformity with GAAP with respect thereto have been provided on the books of Parent or its Subsidiaries, as the case may be), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person (the amount of which shall be calculated without regard to imputed interest), (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person,
(h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above to the extent quantified as liabilities, contingent obligations or like term in accordance with GAAP on the balance sheet (including notes thereto) of such Person, (i) all obligations of the kind referred to in clause (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accords and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but only to the extent of the fair market value of such Property), (j) for purposes of Section 10.01(d) of the Agreement, all obligations of such Person in respect of Interest Rate Protection Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

         "Indemnified Amounts" has the meaning set forth in Section 13.01.

         "Indemnified Party" has the meaning set forth in Section 13.01.

         "Independent Director" shall mean an individual who is not, and never was, (1) a member, stockholder, director, officer, employee, Affiliate, customer or supplier of, or an individual that has received any benefit (excluding, however, any compensation received in such individual's capacity as Independent Director) in any form whatever from, or an individual who has provided any service (excluding, however, any service provided by such individual in such individual's capacity as Independent Director) in any form whatever to, the Parent or any of its subsidiaries or Affiliates, or (2) an individual owning beneficially, directly or indirectly, any interest in the Parent, or (3) an individual who is a relative or spouse of an individual described in clause (1) or (2) above.

         "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement to or under which Parent or any of its Subsidiaries is a party or a beneficiary on the date of the Agreement or becomes a party or a beneficiary after the date of the Agreement.

         "Lien" means any mortgage, lien, pledge, encumbrance, charge, title retention or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, assignment, pledge or financing statement or arising as a matter of law, judicial process or otherwise.

         "Liquidation Event" has the meaning set forth in Section 10.01.

         "Liquidation Fee" means, for each day in any Settlement Period during the Liquidation Period following the occurrence of a Liquidation Event, the amount, if any, by which:

                  (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Capital during such Settlement Period (as so computed) if such reductions had not been made, exceeds

                  (b) the income, if any, received by the related Purchaser from investing the proceeds of such reductions of the Capital.

         "Liquidation Period" means the period commencing on the Termination Date and ending on the Final Payout Date.

         "Liquidity Agent" means Fleet National Bank, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Fleet National Bank in such capacity.

         "Liquidity Agreement" means and includes the Liquidity Agreement dated as of November 1, 2001 among Conduit Purchaser, Fleet National Bank, as Liquidity Agent, and certain financial institutions, party thereto as liquidity providers, and any other agreement hereafter entered into by Conduit Purchaser providing for the making of loans, purchases or undivided interests or other extensions of credit to Conduit Purchaser to support all or part of Conduit Purchaser's payment obligations with respect to the Commercial Paper Notes or to provide an alternate means of funding Purchaser's investments in accounts receivable or other financial assets.

         "Liquidity Bank" means any one of, and "Liquidity Banks" means all of, Fleet National Bank and the other financial institutions that are at any time parties to a Liquidity Agreement as liquidity providers.

         "Liquidity Commitment Amount" means, at any time, the then aggregate amount of the Liquidity Banks' commitments under the Liquidity Agreement.

         "Liquidity Funding" means a loan or purchase made by the Liquidity Bank (or simultaneous loans or purchases made by the Liquidity Banks) pursuant to a Liquidity Agreement.

         "Lock-Box" means any post office box to which Collections of Pool Receivables are sent.

         "Lock-Box Account" means any bank account to which Collections of Pool Receivables are sent or deposited.

         "Lock-Box Agreement" means a letter agreement, in substantially the form of Exhibit 5.01(f), among Seller, Parent and any Lock-Box Bank.

         "Lock-Box Bank" means any of the banks holding one or more Lock-Box Accounts for receiving Collections from Pool Receivables.

         "Material Adverse Effect" with respect to any event or circumstance, means a material adverse effect on:

                  (i) the results of operation, financial condition or assets of Seller or Parent;

                  (ii) the ability of Servicer, any Originator or Parent to perform its obligations under this Agreement or any other Transaction Document;

                  (iii) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or the validity, enforceability or collectibility of a material portion of the Receivables; or

                  (iv) the status, existence, perfection, priority or enforceability of the Administrator's or any Purchaser's interest in the Pool Assets.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Pool Balance" at any time means an amount equal to (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, minus (ii) the aggregate amount by which the aggregate Unpaid Balance of the Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor at such time (the amount equal to clause
(i) minus clause (ii) called the "Unadjusted Net Pool Balance"), minus (iii) the aggregate amount by which the aggregate Unpaid Balance of those Eligible Receivables the Obligor of which is a Foreign Obligor exceeds 10% of the Unadjusted Net Pool Balance.

         "Obligor" means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

         "Originator" means the Parent in its capacity as originator of Receivables, together with the other originators party to the Purchase Agreement.

         "Overdue Receivable" means a Receivable that remains unpaid for more than 90 (or, in the case of a Receivable owed by an Obligor that is not a resident of the United States, 120) days from the original invoice date for such Receivable, or that has been charged off before it has become 91

(or, in the case of a Receivable owed by an Obligor that is not a resident of the United States, 121) days past due.

         "Parent" has the meaning set forth in the preamble.

         "Percentage" means, with respect to any Committed Purchaser, the ratio, expressed as a percentage, of (i) such Committed Purchaser's Commitment divided by (ii) the aggregate Commitments of all of the Committed Purchasers.

         "Permitted Country" means a country that satisfies all of the following criteria: (i) it has a long-term foreign currency rating of at least A by S&P and A2 by Moody's, (ii) it has a short-term foreign currency rating of at least A-1 by S&P and P-1 by Moody's, (iii) it is listed in Part I or Part II of Exhibit B hereto and (iv) the Administrator has not notified the Servicer that such country shall no longer be a Permitted Country.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, government or any agency or political subdivision thereof or any other entity.

         "Pool Assets" has the meaning set forth in Section 1.04(a).

         "Pool Receivable" means a Receivable in the Receivables Pool.

         "Program Agreement" means each Liquidity Agreement, each agreement pursuant to which Conduit Purchaser obtains funding, through the issuance of Commercial Paper Notes or otherwise, and each other agreement entered into by Conduit Purchaser in connection with its securitization program.

         "Program Fee" means, for each day, the amount equal to the product of
(x) the Capital on such day, times (y) the Program Fee Rate, times (z) 1/360.

         "Program Fee Rate" has the meaning set forth in the Fee Letter.

         "Program Information" has the meaning set forth in Section 14.07.

         "Program Support Provider" means each of each entity that issues Commercial Paper Notes, each Liquidity Bank and the Administrator.

         "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible, including, without limitation, Capital Stock.

         "Purchase" has the meaning set forth in Section 1.01.

         "Purchase Agreement" means the Purchase and Sale Agreement, dated as of November 1, 2001, among Seller and the Originators.

         "Purchase Limit" has the meaning set forth in Section 1.01.

         "Purchase Termination Date" means that day

                  (a) the Administrator declares a Purchase Termination Date in a notice to Seller in accordance with Section 10.02(a); or

                  (b) in accordance with Section 10.02(b), becomes the Purchase Termination Date automatically.

         "Purchaser" means any of Conduit Purchaser and any Committed Purchaser.

         "Purchasers' Share" of any amount means the then Asset Interest, expressed as a percentage (but not greater than 100%), times such amount.

         "Rating Agencies" at any time means those rating agencies then rating the Commercial Paper Notes.

         "Receivable" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising under a Contract and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

         "Receivables Pool" means at any time all then outstanding Receivables, other than Reconveyed Receivables.

         "Reconveyed Receivable" means a Receivable for which an Originator has paid the full Unpaid Balance pursuant to the Purchase Agreement.

         "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

         "Regulatory Change" means, relative to any Affected Party

                  (a) any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness of) any

                           (i) United States federal or state law or foreign law
                  applicable to such Affected Party;

                           (ii) regulation, interpretation, directive,
                  requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of
                  (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                           (iii) GAAP or regulatory accounting principles
                  applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                  (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

         "Reinvestment" has the meaning set forth in Section 1.03.

         "Related Security" means, with respect to any Pool Receivable: (a) all of Seller's or the related Originator's right, title and interest in and to all Contracts that relate to such Pool Receivable; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (c) all UCC financing statements covering any collateral securing payment of such Pool Receivable; (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (e) all of Seller's and the related Originator's interest in the merchandise (including returned merchandise), if any, relating to the sale that gave rise to such Pool Receivable.

         "Reporting Date" has the meaning set forth in Section 3.01(a).

         "Required Reserve Percentage" means, on any day, an amount equal to the sum of (1) 15% plus (2) the most recently calculated Excess Default Reserve Percentage.

         "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its Property or to which such Person or any of its Property is subject.

         "S&P" means Standard & Poor's Ratings Services.

         "Sales" means sales of the Originators which generate trade receivables.

         "Sales-Based Dilution Ratio" as of any Cut-Off Date means (a) the aggregate reduction attributable to Dilutions occurring in the Unpaid Balance of Pool Receivables which Dilutions were granted during the month ending on such Cut-Off Date; divided by (b) the aggregate amount of Sales for the month immediately preceding the month ending as of such Cut-Off Date.

         "Secured Parties" means Purchasers, the Administrator, the Indemnified Parties and the Affected Parties.

         "Selected Country" means a country listed on Part II of Exhibit B hereto.

         "Seller" has the meaning set forth in the preamble.

         "Seller's Share" of any amount means (x) 100% minus the Asset Interest (but such Asset Interest shall not be greater than 100%) times (y) such amount.

         "Servicer" has the meaning set forth in Section 8.01(a).

         "Servicer Report" has the meaning set forth in Section 3.01.

         "Servicer Transfer Event" has the meaning set forth in Section 8.01(b).

         "Servicer's Fee" means, for each day, an amount equal to (x) the Servicer's Fee Rate, times (y) the aggregate Unpaid Balance of all Pool Receivables at the close of business on such day, times (z) 1/360.

         "Servicer's Fee Rate" means 0.50% per annum or, in the event that Parent is no longer the Servicer, such higher rate as may be charged by the successor Servicer.

         "Settlement Date" has the meaning set forth in Section 3.01(c).

         "Settlement Period" means the period (i) in the case of the first Settlement Period, from, and including, the date of the initial Purchase to, but excluding the next Settlement Date and (ii) thereafter, from, and including, each Settlement Date to, but excluding, the next Settlement Date.

         "Subsidiary" means a corporation of which Parent and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

         "Successor Notice" has the meaning set forth in Section 8.01(b).

         "Tangible Net Worth" at any date means a sum equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the tangible assets (which for purposes of this definition shall include Receivables owned by such Person) of a Person would be shown on a balance sheet at such date in accordance with GAAP minus (ii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

         "Termination Date" means the earliest of

                  (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of any Liquidity Bank's Commitment under the Liquidity Agreement;

                  (b)      the Purchase Termination Date;

                  (c) with respect to Conduit Purchaser, November 1, 2006, and with respect to each Committed Purchaser, the date of the termination of such Committed Purchaser's commitment under the Liquidity Agreement; and

                  (d) the date on which Seller terminates Purchasers' right to make Purchases and Reinvestments pursuant to Section 1.05.

         "Transaction Documents" means this Agreement, the Lock-Box Agreements, the Purchase Agreement, the Fee Letter and the Initial Purchaser Notes.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         "Unmatured Liquidation Event" means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

         "Unpaid Balance" of any Receivable means at any time the unpaid principal amount thereof; provided that, if such Receivable is denominated in Canadian Dollars, the unpaid principal amount thereof shall be converted to Dollars using the applicable conversion rate published on such day in The Wall Street Journal as the conversion rate; provided, further that if such Receivable is owed by an Obligor that is a resident of a Selected Country, the Unpaid Balance of such Receivable shall mean 50% of the unpaid principal amount thereof.

         "Weekly Report" has the meaning set forth in Section 3.01(a).

         "Wholly Owned Subsidiary" mean, as to any Person, any other Person all of the Capital Stock of which (other than (i) a nominal number of shares held by foreign nationals to the extent required by local law or (ii) directors' qualifying shares required by law) is owned by such person directly and/or through other Wholly Owned Subsidiaries.

         B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         D. Interpretation. In each Transaction Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii)    reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor; and

                  (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

                                    Exhibit A



                                                      Applicable
                     Obligor                          Percentage
                     -------                          ----------
                  Owens & Minor                           6%

                                    Exhibit B

                               Permitted Countries


PART I:

         England
         France
         Italy
         Germany
         Japan

PART II:

         Australia                  Hong Kong                 Sweden
         Austria                    Iceland                   Switzerland
         Belgium                    Ireland                   Taiwan
         Bermuda                    Luxembourg
         Denmark                    New Zealand
         Finland                    Norway
         Greece                     Portugal
         The Netherlands            Singapore
                                    Spain